Exhibit 10.2

EXECUTION COPY

MASTER LEASE AGREEMENT

made as of the 31st day of July, 2014

by and between

CFI NNN RAIDERS, LLC,
as Landlord,

and

CVSL INC.
 as Tenant

23.	Surrender and Holding Over	26

24.	No Merger of Title	27

25.	Definition of Landlord	27

26.	Hazardous Substances	28

27.	Entry by Landlord	29

28.	No Usury	29

29.	Financial Statements and Additional Financial Covenants	29

30.	Special Tax Indemnity	29

31.	Withholdings	31

32.	[Intentionally Omitted]	32

33.	[Intentionally Omitted]	32

34.	Separability	32

35.	Miscellaneous	32

36.	Specially Designated Nationals; Blocked Persons; Embargoed Persons	33

Exhibits A-1 through A-3  - Legal Description of the Land for each Individual Leased Premises

Exhibits B-1 through B-3  - Rent Schedule for each Individual Leased Premises

Exhibit C - Form of Subordination, Non-Disturbance and Attornment Agreement

Appendix A - Definitions

ii

MASTER LEASE AGREEMENT

THIS MASTER LEASE AGREEMENT (this “Lease”) made as of the 31st day of July, 2014, by and between CFI NNN RAIDERS LLC, a Delaware limited liability company, as landlord, having an office at c/o Colony Capital Acquisitions, LLC 2450 Broadway, 6th Floor, Santa Monica, CA 90404, and CVSL INC., a Florida corporation, as tenant, having an office at 2400 Dallas Parkway, Suite 230, Plano, TX 75093.

In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant, intending to be legally bound, hereby covenant and agree as follows:

1.             Certain Definitions.  All capitalized terms, unless otherwise defined herein, shall have the respective meanings ascribed to such terms in Appendix A attached hereto and by this reference incorporated herein.

2.             Demise of Premises.  Landlord hereby demises and lets to Tenant and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the Leased Premises.

3.             Title and Condition.

(a)           The Leased Premises are demised and let subject to (i) the Permitted Encumbrances, (ii) all Legal Requirements and Insurance Requirements, including any existing violation of any thereof, and (iii) the condition of each Individual Leased Premises as of the commencement of the Term; without representation or warranty by Landlord; it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired.

(b)           LANDLORD HAS NOT MADE AND WILL NOT MAKE ANY INSPECTION OF ANY OF EACH INDIVIDUAL LEASED PREMISES, AND LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES “AS IS”, AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF EACH INDIVIDUAL LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR USE OR PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LANDLORD’S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT.  Tenant acknowledges that the Leased Premises are of its selection and to its specifications, and that the Leased Premises have been inspected by Tenant and are satisfactory to Tenant.  In the event of any defect or deficiency in any of each Individual Leased Premises of any nature, whether patent or latent, Landlord shall not have any responsibility or liability with respect thereto or for any incidental or consequential damages (including strict liability in tort).  The provisions of this Paragraph 3(b) have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any warranties by Landlord, express or implied, with respect to any of each Individual Leased Premises, arising pursuant to the UCC or any other law now or hereafter in effect or otherwise.

(c)           Tenant acknowledges and agrees that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found such title to be satisfactory for the purposes contemplated by this Lease.

(d)           Landlord hereby assigns, without recourse or warranty whatsoever, to Tenant, all Guaranties.  Such assignment shall remain in effect until the termination of this Lease. Landlord shall also retain the right to enforce any Guaranties assigned in the name of Tenant upon the occurrence of an Event of Default.  Landlord hereby agrees to execute and deliver at Tenant’s expense such further documents, including powers of attorney, as Tenant may reasonably request in order that Tenant may have the full benefit of the assignment effected or intended to be effected by this Paragraph 3(d).  Upon the termination of this Lease, the Guaranties shall automatically revert to Landlord.  The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required.  In confirmation of such reassignment Tenant shall execute and deliver promptly any certificate or other instrument which Landlord may request.  Any monies collected by Tenant under any of the Guaranties after the occurrence of and during the continuation of an Event of Default shall be held in trust by Tenant and promptly paid over to Landlord.

(e)           Landlord agrees to enter into, at Tenant’s expense, such Easements as reasonably requested by Tenant, subject to Lender’s and Landlord’s approval of the form and substance thereof, not to be unreasonably withheld or delayed; provided, however, that Tenant shall agree to perform Landlord’s obligations under such Easement, no such Easement shall result in any diminution in the value or utility of each Individual Leased Premises for use in accordance with any Permitted Use and further provided that no such Easement shall render the use of each Individual Leased Premises dependent upon any other property or condition the use of each Individual Leased Premises upon the use of any other property, each of which Tenant shall certify to Landlord and Lender in writing delivered with Tenant’s request with respect to such Easement.  Tenant’s request shall also include Tenant’s written undertaking acknowledging that Tenant shall remain liable hereunder as principal and not merely as a surety or guarantor notwithstanding the establishment of any Easement.  Tenant’s obligation to pay Basic Rent or Additional Rent hereunder shall not abate or otherwise be affected by Landlord or Lender’s failure to approve any Easement hereunder.

(f)            Tenant agrees that Tenant is obligated to and shall perform all obligations of the owner of each Individual Leased Premises under and pay all expenses which the owner of each Individual Leased Premises may be required to pay in accordance with any REA or Easements, and that Tenant shall comply with all of the terms and conditions of such REA or Easements during the term of this Lease.  Tenant further covenants and agrees to indemnify, defend and hold harmless Landlord and Lender against any claim, loss or damage suffered by Landlord or Lender by reason of Tenant’s failure to perform any obligations or pay any expenses as required under any REA or Easements or comply with the terms and conditions of any REA or Easements as hereinabove provided during the term of this Lease.

2

4.             Use of Leased Premises; Quiet Enjoyment.

(a)           Tenant may use each Individual Leased Premises in accordance with its Permitted Use and for no other purpose.  In no event shall any Individual Leased Premises be used for any purpose which shall violate any of the provisions of any Permitted Encumbrance or any covenants, restrictions or agreements hereafter created by or consented to by Tenant applicable to such Individual Leased Premises.  Tenant agrees that with respect to the Permitted Encumbrances and any covenants, restrictions or agreements hereafter created by or consented to by Tenant, Tenant shall observe, perform and comply with and carry out the provisions thereof required therein to be observed and performed by Landlord.

(b)           Subject to Tenant’s rights under and compliance with Paragraph 18 hereof, Tenant shall not permit any unlawful occupation, business or trade to be conducted on any Individual Leased Premises or any use to be made thereof contrary to applicable Legal Requirements or Insurance Requirements.  Subject to Tenant’s rights under and compliance with Paragraph 18, Tenant shall not use, occupy or permit any Individual Leased Premises to be used or occupied, nor do or permit anything to be done in or on any Individual Leased Premises, in a manner which would (i) make void or voidable any insurance which Tenant is required hereunder to maintain then in force with respect to any Individual Leased Premises, (ii) affect the ability of Tenant to obtain any insurance which Tenant is required to furnish hereunder, or (iii) cause any injury or damage to any of the Improvements unless pursuant to Alterations permitted under Paragraph 12 hereof.

(c)           Subject to all of the provisions of this Lease, so long as no Event of Default exists hereunder, Landlord covenants to do no act to disturb the peaceful and quiet occupation and enjoyment of each Individual Leased Premises by Tenant.

(d)           Tenant covenants and agrees to remain in actual physical possession of each Individual Leased Premises and to continuously operate its business in the Leased Premises; provided, however, from and after the commencement of the sixty-first (61st) calendar month following the first Basic Rent Payment Date, Tenant may cease to operate its business in the Leased Premises on either a (i) permanent basis or (ii) temporary basis, for the purpose of remodeling the Leased Premises and/or performing Alterations, provided, in the case of a temporary cessation, such cessation does not occur more than once every sixty (60) months for more than one hundred eighty (180) days.  In the event that any such remodeling or Alteration work will take more than one hundred and eighty (180) days, Landlord will provide Tenant with such additional time to complete such work as may be reasonably necessary, not to exceed two hundred seventy (270) days, provided that tenant requests such extension of time from Landlord, in writing, prior to the ninety-first (91st) day after the commencement of any such remodeling or Alteration work.

5.             Term.

(a)           Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an Initial Term commencing on the Commencement Date and ending on the Expiration Date.

3

(b)           Provided (i) this Lease shall not have been terminated pursuant to the provisions of Paragraphs 13 (b), 14(h), or 19 hereof, (ii) an Event of Default has not occurred and remains uncured on the Expiration Date (or the expiration date of the then expiring Renewal Term, as applicable), and (iii) this Lease is not terminated at the end of the Term or at the end of any Renewal Term, each by way of Notice of Termination, this Lease shall automatically be extended for not more than four (4) consecutive Renewal Terms, commencing upon the day after the Expiration Date (or the expiration date of the then expiring Renewal Term, as applicable).  Each Renewal Term shall be upon the same terms, covenants and conditions as are contained in this Lease, excepting: (i) such provisions of this Lease which by their terms are only applicable to the Term or the then existing Renewal Term; and (ii) the Basic Rent payable by Tenant during each Renewal Term shall be adjusted as provided in Exhibit B hereof.  Any Renewal Term made effective hereunder shall be extended without necessity for the execution of an extension or renewal of Lease; and, in such event, the phrases “the term of this Lease”, “the term hereof” or “the Term” as used in this Lease, shall include such Renewal Term.

6.             Rent and Security Deposit.

(a)           Tenant shall pay to Landlord (or to Lender, if directed by Landlord), as minimum annual rent for the Leased Premises during the Term, the Basic Rent in advance, on the Basic Rent Payment Dates, and shall pay the same by wire transfer in immediately available federal funds to such account in such bank as Landlord or Lender, as applicable, shall designate, from time to time.  If the Commencement Date shall occur on or before July 31, 2014, Basic Rent for the period from and including the Commencement Date through and including July 31, 2014 shall be paid on the Commencement Date in the amount equal to one ninetieth (1/90) of the quarterly Basic Rent for each Individual Leased Premises, the Initial Term and each Renewal Term is set forth on Exhibit B attached hereto for each day from and including the Commencement Date through and including July 31, 2014.

(b)           Tenant shall pay and discharge before the imposition of any fine, Lien, interest or penalty may be added thereto for late payment thereof, as Additional Rent, all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late payment thereof.  In the event of any failure by Tenant to pay or discharge any of the foregoing, Landlord shall have all rights, powers and remedies provided herein, by law or otherwise, in the event of nonpayment of Basic Rent.  All payments of Additional Rent that are payable to Landlord shall be paid by Tenant by wire transfer in immediately available federal funds to such account in such bank as Lender shall designate, from time to time.

(c)           If any installment of Basic Rent or any Additional Rent is not paid when the same is due, Tenant shall pay to Landlord or Lender, as the case may be, in addition to any late Charge, if any, as Additional Rent, interest on the unpaid amount of Basic Rent or Additional Rent, at the Default Rate, such interest to accrue from the date such item of unpaid Basic Rent or Additional Rent was due until the date paid.

4

(d)           If any installment of Basic Rent is not paid within five (5) days after the same is due, Tenant shall pay to Landlord or Lender, as the case may be, on demand, as Additional Rent, a Late Charge.

(e)           Landlord and Tenant agree that this Lease is a true lease and does not represent a financing arrangement.  Each party shall reflect the transactions represented by this Lease in all applicable books, records and reports (including, without limitation, income tax filings) in a manner consistent with “true lease” treatment rather than “financing” treatment.

(f)            On the Commencement Date Tenant shall deposit with Landlord the Security Deposit.  The Security Deposit shall be held by Landlord in a segregated bank account identified to Tenant by Landlord, in a financial institution which is insured, as security for the faithful performance by Tenant of all of Tenant’s obligations under this Lease; provided, however, in exchange for an undertaking from Colony Financial, Inc. (or a replacement with a credit worthy entity reasonably acceptable to Tenant) executed and delivered simultaneously herewith, Tenant agrees that Landlord shall not be required to account for and have in a separate segregated account a portion of the Security Deposit not to exceed $2,207,087.00.  If any Basic Rent, or Additional Rent shall be overdue and unpaid, or any other Event of Default shall have occurred and be continuing, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof appropriate and apply said entire Security Deposit or so much thereof as may be necessary to compensate Landlord in respect of the payment of Basic Rent, or Additional Rent overdue and unpaid or the cost of the damage actually incurred by Landlord due to such breach on the part of Tenant; and Tenant shall forthwith upon demand restore said Security Deposit to the original sum deposited.  Should Tenant fully comply with all of its obligations under this Lease and pay all of the Basic Rent and Additional Rent due hereunder, (and subject to the provisions of the reduction of the Security Deposit by satisfaction of the First Deposit Conditions and the Second Deposit Reduction Conditions) the balance of the Security Deposit shall be returned in full to Tenant at the end of the Term, in no event later than thirty (30) days after delivery of possession of the Leased Premises to Landlord in accordance with the terms of this Lease.  Landlord shall not be under any obligation to deposit the Security Deposit in an interest bearing account for Tenant’s benefit or to pay to Tenant interest on the Security Deposit or to keep the Security Deposit in a segregated account, it being expressly understood that Landlord may commingle the Security Deposit with other monies of Landlord.  Landlord shall deliver the Security Deposit to the transferee of Landlord’s interest in any Demised Premises in the event that such interest is transferred, and upon notice thereof by the transferor and the transferee to Tenant, the transferor shall be discharged from any further liability with respect to such funds, (subject to any claims which arose prior to the date of such transfer if not said prior to the date of such transfer), and this provision shall also apply to any subsequent transfers.  Landlord shall decrease the amount of the Security Deposit and return the same to Tenant upon Tenant achieving each of the First Deposit Reduction Conditions and the Second Deposit Reduction Conditions.

7.             Unitary Lease; Net Lease; Non-Terminability.

(a)           This Lease constitutes a single, unitary, indivisible, non-severable true lease of all the Leased Property.  This Lease does not constitute separate leases contained in one document each governed by similar terms.  The use of the expression “unitary lease” to describe

5

this Lease is not merely for convenient reference.  It is the conscious choice of a substantive appellation to express the intent of the parties in regard to an integral part of this transaction.  To accomplish the creation of an indivisible lease, the parties agree that from an economic point of view the portions of the property locations leased pursuant to this Lease constitute one economic unit and that the Basic Rent and all other provisions have been negotiated and agreed to based on a demise of all the portions of the property locations covered by this Lease as a single, composite, inseparable transaction.  Except as expressly provided in this Lease for specific isolated purposes (and in such cases only to the extent expressly so stated), all provisions of this Lease, including definitions, commencement and expiration dates, rental provisions, use provisions, breach, default, enforcement and termination provisions and assignment and subletting, shall apply equally and uniformly to all the Leased Property as one unit and are not severable.  The economic terms of this Lease would have been substantially different had separate leases or a “divisible” lease been acceptable to Landlord.  Subject to the terms and conditions of Paragraph 19 hereof, a default of any of the terms or conditions of this Lease occurring with respect to any portion of the Leased Property situated on a particular property location shall be a default under this Lease with respect to all the Leased Property.  Except as expressly provided in this Lease for specific isolated purposes (and in such cases only to the extent expressly so stated), Landlord and Tenant agree that the provisions of this Lease shall at all times be construed, interpreted and applied such that the intention of Landlord and Tenant to create a unitary lease shall be preserved and maintained.  The parties agree that for the purposes of any assumption, rejection or assignment of this Lease under 11 U.S.C. Section 365 or any amendment or successor section thereof, this is one indivisible and non-severable lease dealing with and covering one legal and economic unit which must be assumed, rejected or assigned as a whole with respect to all (and only all) the Leased Property covered hereby.

(b)           This is a net lease and Basic Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid, without notice, demand, setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense.

(c)           Except as set forth in Paragraph 13 hereof with respect to an Individual Leased Premises only, this Lease shall not terminate and Tenant shall not have any right to terminate this Lease with respect to an Individual Leased Premises, during the Term.  Except as set forth in Paragraph 13, Tenant shall not be entitled to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease; and except as otherwise expressly provided in this Lease, the obligations of Tenant under this Lease shall not be affected by any interference with Tenant’s use of any Individual Leased Premises for any reason, including but not limited to the following:  (i) any damage to or destruction of any of each Individual Leased Premises by any cause whatsoever, (ii) any Condemnation, (iii) the prohibition, limitation or restriction of Tenant’s use of any Individual Leased Premises, (iv) Tenant’s acquisition of ownership of any Individual Leased Premises other than pursuant to an express provision of this Lease, (v) any latent or other defect in, or any theft or loss of any Individual Leased Premises, (vi) the breach of any warranty of any seller or manufacturer of any of the Equipment, or (vii) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding.  It is the intention of the parties hereto that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements, and that Basic Rent, Additional Rent and all other sums payable by Tenant

6

hereunder shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and that the obligations of Tenant under this Lease shall continue unaffected, unless this Lease shall have been terminated pursuant to an express provision of this Lease.

(d)           Tenant agrees that it shall remain obligated under this Lease in accordance with its provisions and that, except as set forth in Paragraph 13(b), it shall not take any action to terminate, rescind or avoid this Lease, and shall remain in occupancy of each Individual Leased Premises, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord, (ii) the exercise of any remedy, including foreclosure, under the Mortgage, or (iii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Landlord or by any court under the Federal Bankruptcy Code or otherwise.

(e)           This Lease is the absolute and unconditional obligation of Tenant.  Tenant waives all rights which are not expressly stated in this Lease but which may now or hereafter otherwise be conferred by law (i) to quit, terminate or surrender this Lease or any of each Individual Leased Premises, (ii) to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease, except as otherwise expressly provided in this Lease, and (iii) for any statutory Lien or offset right against Landlord or its property.

8.             Payment of Impositions; Compliance with Legal Requirements and Insurance Requirements.

(a)           (i)  Subject to the provisions of Paragraph 18 relating to contests, Tenant shall, before interest or penalties are due thereon, pay and discharge all Impositions.  Tenant shall promptly request that any bill or invoice with respect to any Imposition be forwarded directly to Tenant for payment.  Landlord agrees to execute documents reasonably necessary to accomplish the foregoing.  If received by Landlord, Landlord shall promptly deliver to Tenant any bill or invoice with respect to any Imposition; provided, however, Landlord shall only be liable to Tenant for any additional expenses incurred by Tenant due to Landlord’s failure to timely deliver such bill or invoice.

(ii)           Nothing herein shall obligate Tenant to pay, and the term “Impositions” shall exclude, federal, state or local (A) transfer taxes as the result of a conveyance by (or suffered by) Landlord (unless attributable to an Event of Default), (B) franchise, capital stock or similar taxes if any, of Landlord (or its members if it is a flow through entity for tax purposes), (C) income, excess profits or other taxes, if any, of Landlord, determined on the basis of or measured by its gross or net income, or (D) any estate, inheritance, succession, gift, capital levy or similar taxes, unless the taxes referred to in clauses (B) and (C) above are in lieu of or a substitute for any other tax or assessment upon or with respect to any Individual Leased Premises which, if such other tax or assessment were in effect at the commencement of the Term, would be payable by Tenant.  In the event that any assessment against any Individual Leased Premises may be paid in installments, Tenant shall have the option to pay such assessment in installments; and in such event, Tenant shall be liable for all installments which are assessed, or otherwise become due and payable, during the Term.  Tenant

7

shall prepare and file all tax reports required by governmental authorities which relate to the Impositions.  Tenant shall deliver to Landlord, within twenty (20) days after Landlord’s written request therefor, copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority and receipts for payments of all Impositions made during each calendar year of the Term, within thirty (30) days after payment.

(b)           Subject to the provisions of Paragraph 18, Tenant shall promptly comply with and conform to, and shall cause any Individual Leased Premises to comply with and conform to, all of the Legal Requirements, Insurance Requirements and Permitted Encumbrances.

(c)           All payments of Impositions shall be made by Tenant on an After-Tax Basis as to Landlord.

(d)           Any amount payable to Landlord pursuant to this Paragraph 8 shall be paid within ten (10) days after receipt of a written demand therefor from Landlord accompanied by a written statement describing in reasonable detail the amount and obligations so payable.  Any payments required to be made by Tenant pursuant to this Paragraph 8 that are not allowed to be paid directly to the appropriate Governmental Authority shall be made directly to Landlord at the location and in the manner specified by Landlord pursuant to Paragraph 6 hereof for the payment of Basic Rent and Landlord will timely remit to the appropriate Governmental Authority.  Any amount payable by Tenant under this Paragraph 8 that is not paid when due shall bear interest at the Default Rate.

(e)           If any report, return or statement (a “Filing”) is required to be filed with respect to any Imposition that is subject to this Paragraph 8, Tenant shall, if permitted by Applicable Laws to do so, timely file or cause to be filed such Filing with respect to such Tax and shall promptly provide notice of such filing to Landlord (except for any such Filing that Landlord has notified Tenant in writing that Landlord intends to file) and will (if ownership of such Individual Leased Premises or any part thereof or interest therein is required to be shown on such Filing) show the ownership of each Individual Leased Premises in the name of Landlord and send a copy of such Filing to Landlord.  If Tenant is not permitted by Applicable Laws to file any such Filing, Tenant will promptly notify Landlord of such requirement in writing and prepare and deliver to Landlord a proposed form of such Filing and such information as is within Tenant’s reasonable control or access with respect to such Filing within a reasonable time, and in all events at least twenty (20) days, prior to the time such Filing is required to be filed.  Tenant shall hold each Indemnitee harmless from and against any liabilities, including, but not limited to penalties, additions to tax, fines and interest, arising out of any insufficiency or inaccuracy in any such Filing, if such insufficiency or inaccuracy is attributable to Tenant.

(f)            Notwithstanding anything herein to the contrary, the provisions of this Paragraph 8 shall survive the Expiration Date or any earlier termination of this Lease.

9.             Liens; Recording and Title.

(a)           Subject to the provisions of Paragraph 18, Tenant shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge, any Lien on any Individual Leased Premises, on the Basic Rent, Additional Rent or on any other sums

8

payable by Tenant under this Lease, other than the Mortgage, the Permitted Encumbrances and any mortgage, Lien, encumbrance or other charge created by or resulting from any act or omission by Landlord or those claiming by, through or under Landlord (except Tenant).  Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding any Individual Leased Premises through or under Tenant, and that no mechanic’s or other Liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to any Individual Leased Premises.

(b)           Each of Landlord and Tenant shall execute, acknowledge and deliver to the other a written memorandum of this Lease to be recorded in the appropriate land records of the jurisdiction in which each Individual Leased Premises are located, in order to give public notice and to protect the validity of this Lease.  In the event of any discrepancy between the provisions of said recorded memorandum of this Lease and the provisions of this Lease, the provisions of this Lease shall prevail.

(c)           Nothing in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest or Lien in or upon the estate of Landlord in any of each Individual Leased Premises.

10.          Indemnification.

(a)           Tenant agrees to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After-Tax Basis, from and against any and all Claims that may be suffered, imposed on or asserted against any Indemnitee, arising out of (i) ownership of any Individual Leased Premises by Landlord, including, but not limited to, environmental liabilities and obligations with respect thereto, leasing by Landlord of any Individual Leased Premises to Tenant, subleasing of any Individual Leased Premises by Tenant, assignment by Tenant of its interest in this Lease, transfer of title to Tenant’s interest in this Lease, renewal of this Lease, or operation, possession, ownership, use, non use, maintenance, modification, Alteration, construction, restoration, or replacement of each Individual Leased Premises (or any portion thereof), or from the granting by Landlord at Tenant’s request of easements, licenses or any rights with respect to all or any part of any Individual Leased Premises, or from the construction, purchase, design or condition of any Individual Leased Premises (including any Claims arising, directly or indirectly, out of the actual or alleged presence, use, storage, or generation of any Hazardous Materials or any Release (unless solely caused by Landlord), and any Claims for patent, trademark or copyright infringement and latent or other defects, whether or not discoverable), including any liability under Applicable Laws (including, without limitation, any Claims arising directly or indirectly out of any actual or alleged violation or obligation, now or hereafter existing, of any Environmental Laws, unless solely by reason of the acts of Landlord), (ii) the Lease or any modification, amendment or supplement thereto, (iii) the non-compliance of any Individual Leased Premises with Applicable Laws (including because of the existence of the Permitted Encumbrances), (iv) any matter relating to all or any part of any Individual Leased Premises or any operations thereon, including matters relating to Environmental Laws or Hazardous Materials (unless solely by reason of the acts of Landlord), (v) the breach by Tenant of its representations, warranties, covenants and

9

obligations in this Lease, (vi) the business and activities of Tenant, (vii) the business and activities of any other Person on or about any Individual Leased Premises (whether as an invitee, subtenant, licensee or otherwise), (viii) the cost of assessment, containment and/or removal of any and all Hazardous Materials from all or any portion of each Individual Leased Premises or any surrounding areas for which Tenant or Landlord has any legal obligation (unless solely by reason of the acts of Landlord), the cost of any actions taken in response to a Release on, in, under or affecting any portion of any Individual Leased Premises or any surrounding areas for which Tenant or Landlord has any legal obligation to prevent or minimize such Release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with Environmental Laws in connection with all or any portion of any Individual Leased Premises or any surrounding areas for which Tenant or Landlord has any legal obligation, (ix) any personal injury, death or property damage which occurs on or about the Leased Premises and (x) an Event of Default.  Notwithstanding the foregoing, nothing herein shall be construed to obligate Tenant to indemnify, defend and hold harmless any Indemnitee from and against any Claims to the extent that such Claims are imposed on or incurred by such Indemnitee by reason of such Indemnitee’s negligence or willful misconduct.

(b)           In case any Claim shall be made or brought against any Indemnitee, such Indemnitee shall give prompt notice thereof to Tenant; provided that failure to so notify Tenant shall not reduce Tenant’s obligations to indemnify any Indemnitee hereunder unless and only to the extent such failure results in additional liability on Tenant’s part.  Tenant shall be entitled, at its expense, acting through counsel selected by Tenant (and reasonably satisfactory to such Indemnitee), to participate in, or, except as otherwise provided, to assume and control (if it promptly so elects upon notice of the Claim), and, to the extent that Tenant desires to assume and control, in consultation with Indemnitee, the negotiation, litigation and/or settlement of any such Claim (subject to the provisions of the last sentence of this subparagraph (b)).  Such Indemnitee may (but shall not be obligated to) participate at its own expense (unless Tenant is not properly performing its obligations hereunder and then at the expense of Tenant) and with its own counsel in any proceeding conducted by Tenant in accordance with the foregoing, in which case Tenant shall keep such Indemnitee and its counsel fully informed of all proceedings and filings and afford such Indemnitee and counsel reasonable opportunity for comment.  Notwithstanding the foregoing, Tenant shall not be entitled to assume and control the defense of any Claim if (i) an Event of Default has occurred and is continuing, (ii) the proceeding involves possible imposition of any criminal liability or penalty or unindemnified civil penalty on such Indemnitee, (iii) the proceeding involves the granting of injunctive relief against the Indemnitee not related to this Lease, (iv) a significant counterclaim is available to the Indemnitee that would not be available to and cannot be asserted by Tenant, (v) a conflict of interest exists between the Indemnitee and Tenant with respect to the Claim, or (vi) the defense of such Claim would require the delivery of material confidential and proprietary information of such Indemnitee that would otherwise not be available to Tenant or its counsel.

(c)           Upon payment in full of any Claim by Tenant pursuant to this Paragraph 10 to or on behalf of an Indemnitee, Tenant, without any further action, shall be subrogated to any and all Claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense or claims against another Indemnitee for which Tenant would have indemnity obligations

10

hereunder), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of Claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such Claims and otherwise reasonably cooperate with Tenant to enable Tenant to pursue such Claims.

(d)           Notwithstanding anything to the contrary contained herein, Tenant shall not be required to indemnify any Indemnitee under this Paragraph 10 for any Claim to the extent resulting from the material misrepresentation, negligence or willful misconduct of such Indemnitee.

(e)           The obligations of Tenant under this Paragraph 10 shall survive any termination of this Lease.

11.          Maintenance and Repair.

(a)           Except for any Alterations that Tenant is permitted to make pursuant to this Lease, Tenant shall at all times, including any Requisition period, put, keep and maintain the Leased Premises (including, without limitation, the roof, landscaping, walls, footings, foundations and structural components of each Individual Leased Premises) and the Equipment in good, clean condition and repair, except for ordinary wear and tear, and shall promptly make all repairs and replacements of every kind and nature, whether foreseen or unforeseen, which may be required to be made upon or in connection with each Individual Leased Premises in order to keep and maintain each Individual Leased Premises in the order and condition required by this Paragraph 11(a).  Tenant shall do or cause others to do all shoring of each Individual Leased Premises or of the foundations and walls of the Improvements and every other act necessary or appropriate for preservation and safety thereof, by reason of or in connection with any excavation or other building operation upon any of each Individual Leased Premises, whether or not Landlord shall, by reason of any Legal Requirements or Insurance Requirements, be required to take such action or be liable for failure to do so.  LANDLORD SHALL NOT BE REQUIRED TO MAKE ANY REPAIR, WHETHER FORESEEN OR UNFORESEEN, OR TO MAINTAIN ANY OF EACH INDIVIDUAL LEASED PREMISES OR ADJOINING PROPERTY IN ANY WAY, AND TENANT HEREBY EXPRESSLY WAIVES THE RIGHT TO MAKE REPAIRS OR MAINTENANCE AT THE EXPENSE OF THE LANDLORD, WHICH RIGHT MAY BE PROVIDED FOR IN ANY LAW NOW OR HEREAFTER IN EFFECT.  Nothing in the preceding sentence shall be deemed to preclude Tenant from being entitled to insurance proceeds or Condemnation awards for Restoration pursuant to Paragraphs 13(c) and 14(g) of this Lease.  Tenant shall, in all events, make all repairs for which it is responsible hereunder promptly, and all repairs shall be in a good, proper and workmanlike manner.  If there is a Mortgage on the Property, the Mortgagee must permit Tenant to use the insurance proceeds to repair or restore the Leased Premises in accordance with the terms of the Lease.  Tenant shall keep each Individual Leased Premises free of Mold.

(b)           In the event that any Improvement shall violate or Landlord shall have received notice that any Improvement shall violate any Legal Requirements, Insurance Requirements or encroach upon an adjacent property and as a result of such violation or encroachment, enforcement or legal action is threatened or commenced against Tenant or Landlord or with respect to any Individual Leased Premises, then Tenant, at the request of

11

Landlord, shall either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such violation or encroachment, whether the same shall affect Landlord, Tenant or both, or (ii) take such action as shall be necessary to remove such violation or encroachment, including, if necessary, any Alteration.  Any such repair or Alteration shall be made in conformity with the provisions of Paragraph 12.

(c)           If Tenant shall be in default under any of the provisions of this Paragraph 11, Landlord may after thirty (30) days’ written notice given to Tenant and failure of Tenant to cure during said period (and if such period is not reasonable for completion, if Tenant has commenced the cure within such 30 day period and is diligently pursuing same, and provided such cure is accomplished within ninety (90) days), but without notice in the event of an emergency, do whatever is commercially reasonable to cure such default as may be appropriate under the circumstances for the account of and at the expense of Tenant.  In the event of an emergency Landlord shall notify Tenant of the situation by phone or other available communication.  All sums so paid by Landlord and all reasonable costs and expenses (including, without limitation, attorneys’ fees and expenses) so incurred, together with interest thereon at the Default Rate from the date of payment or incurring the expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

(d)           Tenant shall from time to time replace with Replacement Equipment any of the Equipment which shall have become worn out or unusable for the purpose for which it is intended, been taken by a Condemnation as provided in Paragraph 13, or been lost, stolen, damaged or destroyed as provided in Paragraph 14.  Tenant shall repair at its sole cost and expense all damage to any Individual Leased Premises caused by the removal of the Equipment or the Replaced Equipment or other personal property of Tenant or the installation of Replacement Equipment.  All Replacement Equipment shall become the property of Landlord, shall be free and clear of all Liens and rights of others and shall become a part of the Equipment as if originally demised herein.

12.          Alterations.

(a)           So long as no Event of Default has occurred and is then continuing, upon prior written notice to Landlord, Tenant shall have the right to make any Alteration(s) to the Leased Premises, the cost of which does not exceed $100,000.00, in the aggregate, in any calendar year; provided, that, Tenant complies with clause (c) and (d) of this Paragraph 12.

(b)           Upon prior written notice to Landlord, Tenant shall have the right to make any Alteration(s) to each Individual Leased Premises, the cost of which exceeds $100,000.00, in the aggregate, in any calendar year; provided, that, (i) no Event of Default under this Lease has occurred and is then continuing prior to and during the period of making any such Alteration(s), (ii) Tenant complies with clause (c) and (d) of this Paragraph 12, and (iii) prior to making any such Alteration(s), Tenant shall provide Landlord with the final plans and specifications, estimated budgets and proposed schedule of construction with respect thereto.

(c)           In the event that Landlord gives its prior written consent to any Alterations, or if such consent is not required, Tenant agrees that in connection with any Alteration:  (i) the fair market value of such Individual Leased Premises shall not be lessened after the completion of any such Alteration, or its structural integrity impaired; (ii) the Alteration

12

and any Alteration theretofore made or thereafter to be made shall not in the aggregate reduce the gross floor area of the Improvements in any respect; (iii) all such Alterations shall be performed in a good and workmanlike manner, and shall be expeditiously completed in compliance with all Legal Requirements; (iv) no such Alteration shall change the Permitted Use of such Individual Leased Premises; (v) all work done in connection with any such Alteration shall comply with all Insurance Requirements; (vi) Tenant shall promptly pay all costs and expenses of any such Alteration, and shall (subject to and in compliance with the provisions of Paragraph 18 hereof) discharge all Liens filed against any of such Individual Leased Premises arising out of the same; (vii) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration; (viii) all such Alterations (but not including Trade Fixtures) shall be the property of Landlord and shall be subject to this Lease; (ix) no such Alteration shall create any debt or other encumbrance(s) on such Individual Leased Premises, and (x) all Alterations shall be made in the case of any Alteration the estimated cost of which in any one instance exceeds $75,000.00 under the supervision of an architect or engineer and, in accordance with plans and specifications which shall be submitted to Landlord (for informational purposes only) prior to the commencement of the Alterations.

(d)           Notwithstanding anything to the contrary contained herein, (i) Tenant shall not make any Alterations during such time as Tenant does not maintain a Tangible Net Worth of at least the Tangible Net Worth Threshold, without Landlord’s written consent, which consent Landlord may grant or withhold in its sole discretion and (ii) Tenant shall not make any Alterations, at any time, which would (after the completion thereof) impair the structural integrity of any Individual Leased Premises, without Landlord’s written consent, which consent may be withheld or denied in Landlord’s sole discretion.

13.          Condemnation.

(a)           Tenant, promptly upon obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Landlord thereof and Landlord shall be entitled to participate in any Condemnation proceeding.  Landlord, promptly after obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Tenant thereof and Tenant shall have the right to participate in such proceedings.  With respect to each Individual Leased Premises, subject to the provisions of this Paragraph 13 and Paragraph 15, Tenant hereby irrevocably assigns to Lender or to Landlord, in that order, any award or payment in respect of any Condemnation of Landlord’s interest in such Individual Leased Premises, except that (except as hereinafter provided) nothing in this Lease shall be deemed to assign to Landlord or Lender any award relating to the value of the leasehold interest created by this Lease or any award or payment on account of the Trade Fixtures, moving expenses and out-of-pocket expenses incidental to the move, if available, to the extent Tenant shall have a right to make a separate claim therefor against the condemnor, it being agreed, however, that Tenant shall in no event be entitled to any payment that reduces the award to which Landlord is or would be entitled for the Condemnation of Landlord’s interest in such Individual Leased Premises.

(b)           (i)  With respect to each Individual Leased Premises, if (I) the entire Individual Leased Premises, (II) a material portion of the Land or the building constructed on the Land or any means of ingress, egress or access to such Individual Leased Premises, the loss of which even after restoration would, in Tenant’s reasonable business judgment, be substantially

13

and materially adverse to the business operations of Tenant at such Individual Leased Premises, or (III) any means of ingress, egress or access to such Individual Leased Premises which does not result in at least one method of ingress and egress to and from such Individual Leased Premises remaining, provided the same is permitted under then existing Legal Requirements, shall be the subject of a Taking by a duly constituted authority or agency having jurisdiction, then Tenant may, not later than thirty (30) days after such Taking has occurred, serve a Tenant’s Termination Notice with respect to such Individual Leased Premises upon Landlord.

(ii)           In the event that during the Term, Tenant shall serve a Tenant’s Termination Notice upon Landlord, this Lease and the Term hereof shall terminate on the Termination Date specified in the Termination Notice; and in such event the entire award to the made in the Condemnation proceeding shall be paid to Lender or to Landlord, in that order.

(c)           (i)  In the event of a Condemnation of any part of an Individual Leased Premises which does not result in a termination of this Lease with respect to such Individual Leased Premises, subject to the requirements of Paragraph 15, the Net Award of such Condemnation shall be retained by Landlord; and promptly after such Condemnation, Tenant shall commence and diligently continue to completion the Restoration of such Individual Leased Premises.

(ii)           Upon the payment to Lender or Landlord (in that order, as applicable) of the Net Award of a Taking which falls within the provisions of this Paragraph 13(c), Landlord and Lender shall, to the extent received, make the Restoration Award available to Tenant for Restoration, in accordance with the provisions of Paragraph 15, and promptly after completion of the Restoration, the balance of the Net Award shall be paid to Landlord or Lender, as applicable.  All Basic Rent, Additional Rent and other sums payable hereunder shall continue unabated and unreduced.

(iii)          In the event of a Requisition of an Individual Leased Premises, Landlord shall apply the Net Award of such Requisition, to the extent available, to the installments of Basic Rent, Additional Rent or other sums payable by Tenant hereunder thereafter payable and Tenant shall pay any balance remaining thereafter.  Upon the expiration of the Term, any portion of such Net Award which shall not have been previously credited to Tenant on account of the Basic Rent and Additional Rent shall be retained by Landlord.

(d)           Except with respect to an award or payment to which Tenant is entitled pursuant to the provisions of Paragraph 13(a), 13(b) and 13(c), no agreement with any condemnor in settlement of or under threat of any Condemnation shall be made by either Landlord or Tenant (provided no Event of Default then exists and is continuing) without the written consent of the other, and of Lender, if such Individual Leased Premises are then subject to a Mortgage.

14.          Insurance.

(a)           Tenant shall maintain at its sole cost and expense the following insurance on each Individual Leased Premises:

14

(i)            Insurance against loss or damage to the Improvements and Equipment under a fire and broad form of all risk extended coverage insurance policy (which shall include windstorm insurance, and also flood insurance if such Individual Leased Premises is located within a flood hazard area and which shall include earthquake insurance if the Leased Premises is located in an area where earthquake insurance is customarily maintained for similar commercial properties).  Such insurance shall have no exclusion for terrorism or terrorist acts and be in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under the applicable policies, and in any event in amounts not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable) as determined from time to time at Lender’s request but not more frequently than once in any 12-month period, by agreement of Landlord, Lender and Tenant, or if not so agreed, at Tenant’s expense, by the insurer or insurers or by an appraiser approved by Landlord.  Such insurance policies may contain exclusions and deductible amounts reasonably acceptable to Landlord or Lender based upon industry standards and the current credit rating of the Tenant.

(ii)           Contractual and comprehensive general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Leased Premises, which insurance shall be written on a so-called “Occurrence Basis”, and shall provide, when combined with other umbrella liability coverages, minimum protection with a combined single limit in an amount not less than the greater of (x) Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) (or in such increased limits from time to time to reflect declines in the purchasing power of the dollar as Landlord may reasonably request) or (y) the aggregate amount of such insurance carried by Tenant, for bodily injury, death and property damage in any one occurrence.

(iii)          Worker’s compensation insurance covering all persons employed by Tenant on the Leased Premises in connection with any work done on or about any of such Individual Leased Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or such Individual Leased Premises.

(iv)          During periods of war or national emergency, war risk insurance in an amount not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable), when and to the extent obtainable from the United States Government or an agency thereof at commercially reasonable cost.

(v)           Boiler and machinery insurance against loss or damage from explosion of any steam or pressure boilers or similar apparatus located in or about the Improvements in an amount not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable).

(vi)          Such additional and/or other insurance with respect to the Improvements located on such Individual Leased Premises as requested by Landlord or Lender and in such amounts as at the time is customarily carried by prudent owners or tenants with

15

respect to improvements similar in character, location and use and occupancy to the Improvements located on the Leased Premises.

(b)           [Intentionally Omitted].

(c)           The insurance required by Paragraph 14(a) shall be written by companies having a claims paying ability rating by Standard & Poor’s of not less than “A” and comparable equivalent from Fitch or Moody’s, and all such companies shall be authorized to do an insurance business in the State, or otherwise agreed to by Landlord and Lender.  The insurance policies (i) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof, and (ii) shall name Landlord, Tenant and any Lender as additional insured parties with respect to liability insurance referred to in Paragraph 14(a)(ii), as their respective interests may appear and shall name Lender (so long as the Mortgage is outstanding as loss payee with a standard endorsement covering Lender).  If said insurance or any part thereof shall expire, be withdrawn, become void by breach of any condition thereof by Tenant or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord and Lender.

(d)           Each insurance policy referred to in clauses (i), (iv), (v) (and (vi) (if requested by Lender) of Paragraph 14(a), shall contain standard non-contributory mortgagee clauses in favor of any Lender and Landlord and Lender must be named as additional insureds.  Landlord and Lender must also be named as additional insured under the insurance referred to in clause (ii).  Each policy shall provide that it may not be canceled or amended without liability to the insureds, except after thirty (30) days’ prior notice to Landlord and any Lender by such insurer.  Each policy of insurance shall contain a waiver of subrogation or consent to a waiver of right of recovery against the Landlord.  Each policy shall also provide that any losses otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any Individual Leased Premises for purposes more hazardous than permitted by the provisions of such policy, or (iii) any direct or indirect change in ownership with respect to any Individual Leased Premises.  Each policy shall also provide evidence of such insurance to Landlord and any Lender on an ACORD 28 form for property and ACORD 25 form for liability or equivalent; provided, that in the event that such form is no longer available, such evidence of insurance is in a form reasonably satisfactory to Landlord and Lender.

(e)           Tenant shall pay as they become due all premiums for the insurance required by this Paragraph 14, shall renew or replace each policy, and shall deliver to Landlord and Lender a certificate of the existing policy and such renewal or replacement policy along with applicable endorsements at least thirty (30) days prior to the Insurance Expiration Date of each policy.  Each such policy shall provide that it shall not expire until the Landlord and Lender shall receive a notice from the insurer to the effect that such policy will expire on the Insurance Expiration Date, as set forth in such notice, which shall be thirty (30) days following the date of the receipt by Landlord and Lender of such notice.  In the event of Tenant’s failure to comply with any of the foregoing requirements of this Paragraph 14 within five (5) business days of the giving of written notice by Landlord to Tenant, Landlord shall be entitled to procure such insurance.  Any sums expended by Landlord in procuring such insurance shall be Additional

16

Rent and shall be repaid by Tenant, together with interest thereon at the Default Rate, from the time of payment by Landlord until fully paid by Tenant immediately upon written demand therefor by Landlord.

(f)            Anything in this Paragraph 14 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 14(a) may be carried under a “blanket” policy or policies covering other properties or liabilities of Tenant, provided that such “blanket” policy or policies otherwise comply with the provisions of this Paragraph 14.  In the event any such insurance is carried under a blanket policy, Tenant shall deliver to Landlord and Lender evidence of the issuance and effectiveness of the policy, the allocated amount and character of the coverage with respect to each Individual Leased Premises and the presence in the policy of provisions of the character required in the above subparagraphs of this Paragraph 14.

(g)           With respect to each Individual Leased Premises, in the event of any casualty loss exceeding Two Hundred Thousand and 00/100 Dollars ($200,000.00) or in which any person is injured or killed, Tenant shall give Landlord immediate notice thereof.  Tenant shall adjust, collect and compromise any and all claims, with the consent of Lender and Landlord, not to be unreasonably withheld or delayed, and Landlord and Lender shall have the right to join with Tenant therein.  If the estimated cost of Restoration or repair shall be Two Hundred Thousand and 00/100 Dollars ($200,000.00) or less, all proceeds of any insurance required under clauses (i), (iv), (v) (and (vi) if requested by Lender) of Paragraph 14(a) shall be payable to Tenant, provided that Tenant at such time shall have a maintained a Tangible Net Worth of at least the Tangible Net Worth Threshold, and in all other events to a Trustee.  If any Individual Leased Premises shall be covered by a Mortgage, Lender, if it so desires, shall be the Trustee, but shall be obligated to make the insurance proceeds available to Tenant for Restoration and repair in accordance with the terms of this Lease.  Each insurer is hereby authorized and directed to make payment under said policies directly to such Trustee instead of to Landlord and Tenant jointly; and Tenant and Landlord each hereby appoints such Trustee as its attorney-in-fact to endorse any draft therefor for the purposes set forth in this Lease after approval by Tenant of such Trustee, if Trustee is other than Lender.  In the event of any casualty (whether or not insured against) resulting in damage to any Individual Leased Premises or any part thereof, the Term shall nevertheless continue and there shall be no abatement or reduction of Basic Rent, Additional Rent or any other sums payable by Tenant hereunder, provided the proceeds thereof are utilized for the Restoration of the Leased Premises in accordance with the terms of this Lease.  The Net Proceeds of such insurance payment shall be retained by the Trustee and, promptly after such casualty, Tenant, as required in Paragraphs 11(a) and 12, shall commence and diligently continue to perform the Restoration to such Individual Leased Premises.  So long as no Event of Default has occurred and is continuing, upon payment to the Trustee of such Net Proceeds, the Trustee shall, to the extent available, make the Net Proceeds available to Tenant for restoration, in accordance with the provisions of Paragraph 15.  Subject to Paragraph 14(h), Tenant shall, whether or not the Net Proceeds are sufficient for the purpose but so long as the Net Proceeds are made available for such purpose in accordance with the terms of the Lease, promptly repair or replace the Improvements and Equipment in accordance with the provisions of Paragraph 11(a) and the Net Proceeds of such loss shall thereupon be payable to Tenant, subject to the provisions of Paragraph 15.  In the event that any damage or destruction shall occur at such time as Tenant shall not have maintained third-party insurance in accordance

17

with Paragraph 14(a)(i), (iv), (v) or (vi), Tenant shall pay to the Trustee Tenant’s Insurance Payment.

(h)           (i)  If the cost of Restoration exceeds seventy-five percent (75%) or more of the replacement value of any Individual Leased Premises, then Tenant may, not later than thirty (30) days after such casualty has occurred, serve a Tenant’s Termination Notice upon Landlord.

(ii)           In the event that during the Term, Tenant shall serve a Tenant’s Termination Notice upon Landlord, this Lease with respect to such Individual Leased Premises and the Term hereof shall terminate on the Termination Date specified in the Termination Notice; and in such event all of the insurance proceeds payable in connection with the casualty shall be paid to Lender or to Landlord, in that order.

15.          Restoration.  The Restoration Fund shall be disbursed by the Trustee in accordance with the following conditions:

(a)           With respect to each Individual Leased Premises, if the cost of Restoration will exceed Two Hundred Thousand and 00/100 Dollars ($200,000.00), prior to commencement of the Restoration the architects, general contractor(s), and plans and specifications for the Restoration shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; and which approval shall be granted to the extent that the plans and specifications depict a Restoration which is substantially similar to the Improvements and Equipment which existed prior to the occurrence of the casualty or Taking, whichever is applicable.

(b)           At the time of any disbursement, no Event of Default shall exist and no mechanics’ or materialmen’s Liens shall have been filed and remain undischarged or unbonded.

(c)           Disbursements shall be made from time to time directly to Tenant or Tenant’s contractor in an amount not exceeding the hard and soft cost of the work and costs incurred since the last disbursement upon receipt of (1) satisfactory evidence, including architects’ certificates of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (2) partial releases of Liens, and (3) other reasonable evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed in place or delivered to the site and free and clear of mechanics’ Lien claims.

(d)           Each request for disbursement shall be accompanied by a certificate of Tenant describing the work, materials or other costs or expenses, for which payment is requested, stating the cost incurred in connection therewith and stating that Tenant has not previously received payment for such work or expense and the certificate to be delivered by Tenant upon completion of the work shall, in addition, state that the work has been substantially completed and complies with the applicable requirements of this Lease.

18

(e)           The Trustee shall retain ten percent (10%) of the Restoration Fund until the Restoration is at least fifty percent (50%) complete, and thereafter five percent (5%) until the Restoration is substantially complete.

(f)            The Restoration Fund shall be kept in a separate interest-bearing federally insured account by the Trustee or by Lender.

(g)           At all times the undisbursed balance of the Restoration Fund held by Trustee plus any funds contributed thereto by Tenant, at its option, shall be not less than the cost of completing the Restoration, free and clear of all Liens.

(h)           In addition, prior to commencement of Restoration and at any time during Restoration, if the estimated cost of Restoration, as reasonably determined by Landlord or Lender, exceeds the amount of the Net Proceeds, the Restoration Award and Tenant Insurance Payment available for such Restoration, the amount of such excess shall be paid by Tenant to the Trustee to be added to the Restoration Fund or Tenant shall fund at its own expense the costs of such Restoration until the remaining Restoration Fund is sufficient for the completion of the Restoration.  Any sum in the Restoration Fund which remains in the Restoration Fund upon the completion of Restoration shall be paid to Tenant.  For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of Restoration, the Net Proceeds or the Restoration Award shall be deemed to be disbursed prior to any amount added by Tenant

16.          Subordination to Financing.

(a)           (i)  Tenant agrees that this Lease shall at all times be subject and subordinate to the Lien and the terms of any Mortgage provided Landlord’s Lender agrees to attorn to and not disturb Tenant’s possession of the Leased Premises in accordance with the terms of Paragraph 16(e).

(ii)           Except as expressly provided in this Lease by reason of the occurrence of an Event of Default, Tenant’s tenancy and Tenant’s rights under this Lease shall not be disturbed, terminated or otherwise adversely affected, nor shall this Lease be affected, by any default under any Mortgage, unless also an Event of Default, and in the event of a foreclosure or other enforcement of any Mortgage, or sale in lieu thereof, the purchaser at such foreclosure sale shall be bound to Tenant for the Term of this Lease and any Renewal Term under the express terms of this Lease, the rights of Tenant under this Lease shall expressly survive, and this Lease shall in all respects continue in full force and effect so long as no Event of Default has occurred and is continuing.  So long as no Event of Default has occurred and is continuing, Tenant shall not be named as a party defendant in any such foreclosure suit, except as may be required by law.  Any Mortgage to which this Lease is now or hereafter subordinate shall provide, in effect, that during the time this Lease is in force insurance proceeds and any Restoration Award shall be permitted to be used for Restoration in accordance with the provisions of this Lease.

(b)           Notwithstanding the provisions of Paragraph 16(a), the holder of any Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Mortgage, in whole or in part, to this Lease by recording

19

a unilateral declaration to such effect, provided that such holder shall have agreed that during the time this Lease is in force any insurance proceeds and any Restoration Award shall be permitted to be used for Restoration in accordance with the provisions of this Lease.

(c)           At any time prior to the expiration of the Term, Tenant agrees, at the election and upon demand of any owner of any Individual Leased Premises, or of a Lender who has granted non-disturbance to Tenant pursuant to Paragraph 16(a) above, to attorn, from time to time, to any such owner or Lender, upon the terms and conditions of this Lease, for the remainder of the Term.  The provisions of this Paragraph 16(c) shall inure to the benefit of any such owner or Lender, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.

(d)           Each of Tenant, any owner and Lender, however, upon demand of the other, hereby agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of Paragraphs 16(a) and 16(c), reasonably satisfactory to the requesting party acknowledging such subordination, non-disturbance and attornment as are provided in such subsections and setting forth the terms and conditions of its tenancy.

(e)           Each of Tenant, Landlord and Lender agrees that, if requested by any of the others, each shall, without charge, enter into a Subordination, Non-Disturbance and Attornment Agreement.  Tenant hereby agrees for the benefit of Lender that Tenant will not, (i) without in each case securing the prior written consent of Lender, which shall not be unreasonably withheld, conditioned or delayed, amend or modify this Lease (provided, however, Lender, in Lender’s sole discretion may withhold or condition its consent to any amendment or modification which would or could (A) alter in any way the amount or time for payment of any Basic Rent, Additional Rent or other sum payable hereunder, (B) alter in any way the absolute and unconditional nature of Tenant’s obligations hereunder or materially diminish any such obligations, (C) result in any termination hereof prior to the end of the Initial Term, or (D) otherwise, in Lender’s reasonable judgment, affect the rights or obligations of Landlord or Tenant hereunder), or enter into any agreement with Landlord so to do, (ii) without the prior written consent of Lender which may be withheld in Lender’s sole discretion, cancel or surrender or seek to cancel or surrender the Term hereof, or enter into any agreement with Landlord to do so (the parties agreeing that the foregoing shall not be construed to affect the rights or obligations of Tenant, Landlord or Lender with respect to any termination permitted under the express terms hereof in connection with an offer to purchase the Property following certain events of Condemnation and casualty as provided in Paragraphs 13 and 14(h)), or (c) pay any installment of Basic Rent more than one (1) quarter in advance of the due date thereof or otherwise than in the manner provided for in this Lease.

17.          Assignment, Subleasing.

(a)           Tenant may neither assign its interest in this Lease nor , with the exception of an Affiliate, sublet the Leased Premises in whole or in part, from time to time, for the Permitted Use, without the consent of Landlord, which may be given or withheld in Landlord’s sole discretion.  Also, except for any right to place a Lien on its personal property (excluding the Equipment), Tenant shall have no rights to mortgage or otherwise hypothecate its leasehold

20

interest under this Lease.  With respect to any assignment or sublease to an entity that is not an Affiliate consented to by Landlord, Tenant shall provide Landlord with a written summary of the material terms of such assignment or sublease prior to the commencement date thereof.

(b)           Any sublease of the Leased Premises or any part thereof shall be subject and subordinate to the provisions of this Lease.  No assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made.  Notwithstanding any assignment or subletting, Tenant shall continue to remain primarily liable and responsible for the payment of the Basic Rent and Additional Rent and the performance of all its other obligations under this Lease.  No assignment or sublease shall impose any obligations on Landlord under this Lease except as otherwise provided in this Lease.  In case of any assignment consented to by Landlord, Tenant agrees that in the case of an assignment of this Lease, Tenant shall, within fifteen (15) days after the execution and delivery of any such assignment, deliver to Landlord (i) a duplicate original of such assignment in recordable form and (ii) an agreement executed and acknowledged by the assignee in recordable form wherein the assignee shall agree to assume and agree to observe and perform all of the terms and provisions of this Lease on the part of the Tenant to be observed and performed from and after the date of such assignment.  In the case of a sublease consented to by Landlord, Tenant shall, within fifteen (15) days after the execution and delivery of such sublease, deliver to Landlord a duplicate original of such sublease.

(c)           Upon the occurrence of an Event of Default under this Lease, Landlord shall have the right to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, and Tenant hereby irrevocably and unconditionally assigns such rents and money to Landlord, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default.

18.          Permitted Contests.

(a)           So long as no Event of Default has occurred and is continuing, after prior written notice to Landlord, Tenant shall not be required to (i) pay any Imposition, (ii) comply with any Legal Requirement, (iii) discharge or remove any Lien referred to in Paragraphs 9 or 12, or (iv) take any action with respect to any violation referred to in Paragraph 11(b), so long as (A) during any time that Tenant’s Tangible Net Worth shall not equal or exceed the Tangible Net Worth Threshold, Tenant shall first deposit with Lender (or Landlord if there is no Lender) cash, a bond, or other security acceptable to Lender in the amount of 125% of the amount to be contested by Tenant (unless as a condition of such contest, such monies shall already have been paid by Tenant), and (B) Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord’s liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (1) the collection of, or other realization upon, the Imposition or Lien so contested, (2) the sale, forfeiture or loss of any Individual Leased Premises, any Basic Rent or any Additional Rent to satisfy the same or to pay any damages caused by the violation of any such Legal Requirement or by any such violation, (3) any interference with the use or occupancy of any Individual Leased Premises, (4) any interference with the payment of any Basic Rent or any Additional Rent, (5) any such contest and/or settlement shall not result in the increase in the

21

Impositions due or result in greater liability with respect to any Legal Requirement and (6) the cancellation of any fire or other insurance policy.

(b)           In no event shall Tenant pursue any contest with respect to any Imposition, Legal Requirement, Lien, or violation, referred to above in such manner that exposes Landlord or Lender to (i) criminal liability, penalty or sanction, (ii) any civil liability, penalty or sanction for which Tenant has not made provisions reasonably acceptable to Landlord and Lender or (iii) defeasance of its interest (including the subordination of the Lien of any Mortgage to a Lien to which such Mortgage is not otherwise subordinate prior to such contest) in any Individual Leased Premises.

(c)           Tenant agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall have the right to attempt to settle or compromise such contest through negotiations.  Tenant shall pay, protect, defend, indemnify, save and keep harmless each Indemnitee from and against any and all Claims in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

19.          Conditional Limitations; Default Provisions.

(a)           If any Event of Default shall have occurred, Landlord shall have the right at its option, then or at any time thereafter, to do any one or more of the following without demand upon or notice to Tenant:

(i)            Landlord may give Tenant written notice of Landlord’s intention to terminate this Lease on a date specified in such notice (which date shall be no sooner than ten (10) days after the date of the notice).  Upon the date therein specified the Term and the estate hereby granted and all rights of Tenant hereunder shall expire and terminate as if such date were the date hereinabove fixed for the expiration of the Term (but not any unexercised Renewal Term), but Tenant shall remain liable for all of its obligations hereunder through the date hereinabove fixed for the expiration of the Term, including its liability for Basic Rent and Additional Rent as hereinafter provided.

(ii)           Landlord may, whether or not the Term of this Lease shall have been terminated pursuant to clause (i) above give Tenant written notice to surrender the Leased Premises to Landlord on a date specified in such notice (which date shall be no sooner than ten (10) days after the date of the notice), at which time Tenant shall surrender and deliver possession of each Individual Leased Premises to Landlord.  Upon or at any time after taking possession of each Individual Leased Premises, Landlord may remove any persons or property therefrom.  Landlord shall be under no liability for or by reason of any such entry, repossession or removal.  No such entry or repossession shall be construed as an election by Landlord to terminate this Lease unless Landlord gives a written notice of such intention to Tenant pursuant to clause (i) above.

22

(iii)          After repossession of any of each Individual Leased Premises pursuant to clause (ii) above, whether or not this Lease shall have been terminated pursuant to clause (i) above, Landlord shall use commercially reasonable efforts to relet the Leased Premises or any part thereof to such tenant or tenants for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) for such rent, on such conditions (which may include concessions or free rent if reasonable given then current market conditions) and for such uses as Landlord, in its reasonable discretion, may determine; and Landlord shall collect and receive any rents payable by reason of such reletting.  The rents received on such reletting shall be applied (A) first to the reasonable and actual expenses of such reletting and collection, including without limitation necessary renovation and alterations of the Leased Premises, reasonable and actual attorneys’ fees and any reasonable and actual real estate commissions paid, and (B) thereafter toward payment of all sums due or to become due Landlord hereunder.  If a sufficient amount to pay such expenses and sums shall not be realized or secured, then Tenant shall pay Landlord any such deficiency monthly, and Landlord may bring an action therefor as such monthly deficiency shall arise.  Landlord shall not, in any event, be required to pay Tenant any sums received by Landlord on a reletting of each Individual Leased Premises in excess of the rent provided in this Lease, but such excess shall reduce any accrued present or future obligations of Tenant hereunder.  Landlord’s re-entry and reletting of each Individual Leased Premises without termination of this Lease shall not preclude Landlord from subsequently terminating this Lease as set forth above.  Landlord may make such Alterations as Landlord in its reasonable discretion may deem advisable.  Tenant agrees to pay Landlord, as Additional Rent, immediately upon demand, all reasonable expenses incurred by Landlord in obtaining possession, in performing Alterations and in reletting any of each Individual Leased Premises, including fees and commissions of attorneys, architects, agents and brokers, but not Alterations made by Landlord to the extent the cost of which will be passed along or included in the recovery by Landlord from any subsequent tenant.

(iv)          Landlord may exercise any other right or remedy now or hereafter existing by law or in equity.

(b)           In the event of any expiration or termination of this Lease or repossession of any of each Individual Leased Premises by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord Basic Rent, Additional Rent and all other sums required to be paid by Tenant to and including the date of such expiration, termination or repossession and, thereafter, Tenant shall, until the end of what would have been the Term in the absence of such expiration, termination or repossession, and whether or not any of each Individual Leased Premises shall have been relet, be liable to Landlord for and shall pay to Landlord as liquidated and agreed current damages:  (i) Basic Rent, Additional Rent and all other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less (ii) the net proceeds, if any, of any reletting pursuant to Paragraph 19(a)(iii), after deducting from such proceeds all of Landlord’s reasonable expenses in connection with such reletting (including all reasonable repossession costs, brokerage commissions, legal expenses, attorneys’ fees, employees’ expenses, costs of Alteration (but not Alterations made by Landlord to the extent the cost of which will be passed along or included in the recovery by Landlord from any subsequent tenant) and expenses of preparation for reletting).  Tenant hereby agrees to be and remain liable for all sums aforesaid and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant

23

for the recovery of such damages.  Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by limitation had there been no such Event of Default.

(c)           At any time after such expiration or sooner termination of this Lease pursuant to Paragraph 19 or pursuant to law or if Landlord shall have reentered the Leased Premises, as the case may be, whether or not Landlord shall have recovered any amounts under Paragraph 19(a)(iii) or 19(b), Landlord shall be entitled to recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant’s default, the amount by which the sum of (i) Basic Rent, and all Additional Rent reserved hereunder for the unexpired portion of the Term demised herein as if this Lease had not expired or been terminated, and (ii) all of Landlord’s reasonable and documented expenses incurred in connection with Tenant’s default hereunder (including all reasonable repossession costs, brokerage commissions, legal expenses, attorney’s fees, costs of Alteration (but not Alterations made by Landlord to the extent the cost of which will be passed along or included in the recovery by Landlord from any subsequent tenant) and expenses for preparation of re-letting), exceeds the then fair and reasonable rental value of each Individual Leased Premises for the same period, discounted to present worth at the annual rate of eight percent (8%), minus any such monthly deficiencies previously recovered from Tenant under Paragraph 19(a)(iii).  If any statute or rule of law governing a proceeding in which such liquidated final damages provided for in this Paragraph 19(c) are to be proved shall validly limit the amount thereof to an amount less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.  Without limiting Landlord’s obligation to use commercially reasonable efforts to relet the Leased Premises, Landlord shall have no duty to mitigate its damages under this Paragraph 19.  The limitations set forth in this Paragraph 19(c) shall not restrict Landlord’s right to recover, to the extent not previously recovered, all accrued and unpaid Basic Rent, Additional Rent and any damages to Landlord arising or accruing through the date of such demand.

20.          Additional Rights of Landlord and Tenant.

(a)           No right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any other right or remedy; and each and every right and remedy shall be cumulative and in addition to any other right or remedy contained in this Lease.  No delay or failure by Landlord or Tenant to enforce its rights under this Lease shall be construed as a waiver, modification or relinquishment thereof.  In addition to the other remedies provided in this Lease, Landlord and Tenant shall be entitled, to the extent permitted by Applicable Law, to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.

(b)           Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future law to redeem any of each Individual Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof.

24

(c)           Landlord hereby waives any right to distrain or levy upon Trade Fixtures or any property of Tenant and any landlord’s Lien or similar Lien upon Trade Fixtures and any other property of Tenant regardless of whether such Lien is created or otherwise.  Landlord agrees at the request of Tenant, to execute a waiver of any landlord’s or similar Lien for the benefit of any present or future holder of a security interest in or landlord of any Trade Fixtures or any other personal property of Tenant.

(d)           Landlord acknowledges and agrees in the future to acknowledge (in a written form reasonably satisfactory to Tenant) to such persons and entities at such times and for such purposes as Tenant may reasonably request that the Trade Fixtures are Tenant’s property and not part of the Improvements (regardless of whether or to what extent such Trade Fixtures are affixed to the Improvements) or otherwise subject to the terms of this Lease.

(e)           Each party agrees to pay to the other any and all reasonable costs and expenses incurred by them in connection with any litigation or other action instituted by one party against the other to enforce the obligations of such party under this Lease, to the extent that such party has prevailed in any such litigation or other action.  To the extent that any amount payable by Tenant to Landlord pursuant to this Paragraph 20(e) shall be due and payable by Tenant to Landlord as Additional Rent.

21.          Notices.  All Notices shall be in writing and shall be deemed to have been given for all purposes (i) three (3) days after having been sent by United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address as stated below, or (ii) one (1) day after having been sent for overnight delivery by Federal Express, United Parcel Service or other nationally recognized air courier service.

To the Addresses stated below:

If to Landlord:

c/o Colony Capital Acquisitions
2450 Broadway, 6th Floor
Santa Monica, CA 90404
Attention:  Director, Legal Department

With a copy to:

Polsinelli PC
900 Third Avenue
New York, New York  10022
Attention:  Brooks S. Clark

If to Tenant:

CVSL Inc.
2400 Dallas Parkway, Suite 230

Plano, TX 75093

Attention: Ryan Mack

25

With a copy to:

Wright Ginsberg Brusilow PC
14755 Preston Road, Suite 600
Dallas, TX 75254

Attention: David E. Brusilow

If any Lender shall have advised Tenant by Notice in the manner aforesaid that it is the holder of a Mortgage and states in said Notice its address for the receipt of Notices, then simultaneously with the giving of any Notice by Tenant to Landlord, Tenant shall send a copy of such Notice to Lender in the manner aforesaid.  For the purposes of this Paragraph 21, (i) any party may substitute its address by giving fifteen days’ notice to the other party in the manner provided above and (ii) the entry into of a Subordinate, Non-Disturbance and Attornment Agreement shall constitute notice to the parties listed therein.  Any Notice may be given on behalf of any party by its counsel.

22.          Estoppel Certificates.  Tenant shall execute on the Commencement Date, and Landlord and Tenant shall at any time and from time to time, upon not less than twenty (20) days’ prior written request by the other (but not more than twice in any twelve (12) month period), execute, acknowledge and deliver to the other a statement in writing at Landlord’s option, with respect to each Individual Leased Premises or the Leased Premises, certifying (i) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications), (ii) the dates to which Basic Rent, payable hereunder has been paid, (iii) that to the knowledge of the signer of such certificate no default by either Landlord or Tenant exists hereunder or specifying each such default of which the signer may have knowledge, (iv) the remaining Term hereof, (v) with respect to a certificate signed on behalf of Tenant, that to the knowledge of the signer of such certificate, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which if adversely decided would materially and adversely affect the financial condition and operations of Tenant or if any such proceedings are pending or threatened to said signer’s knowledge, specifying and describing the same, and (vi) such other matters as may reasonably be requested by the party requesting the certificate and typical or otherwise customary in the landlord/tenant relationship.  It is intended that any such statements may be relied upon by Lender, the recipient of such statements or their assignees or by any prospective purchaser, assignee or subtenant of any Individual Leased Premises.  If requested by Lender, Tenant further agrees to provide an opinion from its general counsel addressed to Lender, any Rating Agencies and any other parties purchasing or owning an interest in a loan secured by the Leased Premises, to the effect that (i) this Lease is duly authorized by all necessary corporate action of Tenant, (ii) the Tenant is duly formed and in good standing under the laws of its state of formation and (iii) this Lease does not conflict with any agreements to which Tenant is a party.

23.          Surrender and Holding Over.

(a)           Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises (except as to any Individual Leased Premises or portion thereof with respect to which this Lease has previously terminated) to Landlord in the

26

condition the same is required to be maintained by Tenant pursuant to this Lease (ordinary wear and tear excepted).  Tenant shall remove from the Leased Premises on or prior to such expiration or earlier termination the Trade Fixtures and personal property which is owned by Tenant or third parties other than Landlord, and Tenant at its expense shall, on or prior to such expiration or earlier termination, repair any damage caused by such removal.  Trade Fixtures and personal property not so removed at the end of the Term or within thirty days after the earlier termination of the Term for any reason whatsoever shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of each Individual Leased Premises caused by such removal shall be borne by Tenant.  Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any property which becomes the property of Landlord as a result of such expiration or earlier termination.

(b)           Any holding over by Tenant of any Individual Leased Premises after the expiration or earlier termination of the Term of this Lease or any extensions thereof, with the consent of Landlord, shall operate and be construed as tenancy from month to month only, at one hundred twenty-five percent (125%) of the Basic Rent reserved herein and upon the same terms and conditions as contained in this Lease.  Notwithstanding the foregoing, any holding over without Landlord’s consent shall entitle Landlord, in addition to collecting Basic Rent at a rate of one hundred twenty-five percent (125%) thereof, to exercise all rights and remedies provided by law or in equity, including the remedies of Paragraph 19(b).

24.          No Merger of Title.  There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of each Individual Leased Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate and (b) the fee estate or ownership of any of each Individual Leased Premises or any interest in such fee estate or ownership.  No such merger shall occur unless and until all Persons, corporations, firms and other entities including Lender having any interest in (i) this Lease or the leasehold estate created by this Lease and (ii) the fee estate in or ownership of any Individual Leased Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

25.          Definition of Landlord.

(a)           Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Landlord’s interest in the Leased Premises and shall not be enforced against the Landlord individually or personally.

(b)           The term “Landlord” as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of each Individual Leased Premises or holder of the Mortgage in possession at the time in question of each Individual Leased Premises and in the event of any transfer or transfers of the title of each Individual Leased Premises, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all personal liability as

27

respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

26.          Hazardous Substances.

(a)           Tenant agrees that it will not on, about, or under the Leased Premises, make, release, store, transport, treat or dispose of any “hazardous substances” as that term is defined in CERCLA; but the foregoing shall not prevent the use of any hazardous substances in accordance with Applicable Laws and regulations and at levels that do not impose any clean up liability or obligation.  Tenant represents and warrants that it will at all times comply with CERCLA and any other Environmental Laws.

(b)           Tenant represents and warrants that, as of the date hereof:  (i) to the best of Tenant’s knowledge, none of each Individual Leased Premises, Tenant nor the operations conducted thereon is or has at any time been in violation of, or otherwise exposed to any liability under, any Environmental Laws; (ii) no hazardous substances or underground storage tanks are located on, in or under or have been handled, generated, stored, processed or disposed of on or released or discharged from the Leased Premises (including underground contamination), except for those substances used by Tenant in accordance with Applicable Laws and regulations and at levels that do not impose any clean up liability or obligation; (iii) there is no pending, nor, to Tenant’s knowledge, threatened litigation arising under Environmental Laws affecting Tenant or the Leased Premises; and (iv) to the best of Tenant’s knowledge, there has been no notice of any investigation or proceeding which could result in any liability, or any order in any way relating to any violation or liability arising, under any Environmental Laws.  The representations and warranties hereunder shall survive the Expiration Date or any earlier termination of this Lease.

(c)           To the extent required by CERCLA and/or any other Environmental Laws, Tenant shall remove, respond to or clean up any “hazardous substances” (as defined in CERCLA) and “Hazardous Materials” (as defined herein) whether now or hereafter existing on the Leased Premises and whether or not arising out of or in any manner connected with Tenant’s occupancy of each Individual Leased Premises during the Term.  In addition to, and without limiting Paragraph 10 of this Lease, Tenant shall and hereby does agree to save, protect, defend, indemnify and hold Indemnitees harmless from and against any and all Claims arising out of or in any manner connected with (i) the violation of or removal, response or cleanup mandated by any Environmental Law with respect to the Leased Premises or any violation thereof (provided not solely caused by the actions of Landlord); (ii) the Release or the threatened Release of or failure to remove, respond to or clean up as required by this Paragraph 26, “hazardous substances” (as defined in CERCLA) and Hazardous Materials (as defined herein) from the Leased Premises, any portion or portions thereof or any adjacent or surrounding areas, including any past or current Release or threatened Release during the Initial Term or any extension of Renewal Term, whether or not arising out of or in any manner connected with Tenant’s occupancy of each Individual Leased Premises during the Initial Term or any extension or Renewal Term (but not solely caused by the actions of Landlord).

(d)           The Tenant agrees that it will not install any underground storage tank at the Leased Premises without specific, prior written approval from the Landlord.  The Tenant

28

agrees that it will not store combustible or flammable materials on the Leased Premises in violation of CERCLA or any other Environmental Laws.

(e)           The obligations of Tenant under this Paragraph 26 shall survive any termination of the Lease.

27.          Entry by Landlord.  Landlord and its authorized representatives shall have the right upon reasonable notice (which shall be not less than two (2) business days except in the case of emergency) to enter the Leased Premises at all reasonable business hours (and at all other times in the event of an emergency):  (a) for the purpose of inspecting the same or for the purpose of doing any work under Paragraph 11(c), and may take all such action thereon as may be necessary or appropriate for any such purpose (but nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Landlord to make any such inspection or do any such work), and (b) for the purpose of showing the Leased Premises to prospective purchasers and mortgagees and, at any time within twelve (12) months prior to the expiration of the Term of this Lease for the purpose of showing the same to prospective tenants.  No such entry shall constitute an eviction of Tenant but any such entry shall be done by Landlord in such reasonable manner as to minimize any disruption of Tenant’s business operation.

28.          No Usury.  The intention of the parties being to conform strictly to the applicable usury laws, whenever any provision herein provides for payment by Tenant to Landlord of interest at a rate in excess of the legal rate permitted to be charged, such rate herein provided to be paid shall be deemed reduced to such legal rate.

29.          Financial Statements and Additional Financial Covenants.  So long as Tenant is a publicly listed company and is required to file quarterly and annual statements with the SEC, then unless otherwise accessible to Landlord and Lender through EDGAR, Tenant shall submit to Landlord and Lender, when filed with the SEC, copies of Tenant’s forms 10Q and 10K.  If Tenant becomes a privately held company then Tenant shall submit to Landlord and Lender, either in print or in electronic form, the following financial statements, all of which must be prepared in accordance with GAAP: consistently applied: (i) quarterly financial statements for Tenant, within forty-five (45) days after the end of each March, June, September and December during the Term and any Renewal Term, and (ii) annual financial statements for Tenant, audited by an independent certified public accountant, within ninety (90) days after the end of each fiscal year during the Term and any Renewal Term.  Also, if requested, to the extent applicable to the Individual Leased Premises, Tenant shall submit to Landlord and Lender the quarterly and annual sales reports for such Individual Leased Premises within thirty (30) days after the end of each such period.  Tenant permits Landlord to share any financial information described herein, with Lender and any institutional lenders and future investors in the Leased Premises, or as otherwise required by law.

30.          Special Tax Indemnity.

(a)           Tenant hereby represents, warrants and covenants to Landlord as follows: (i) under current law, neither any Individual Leased Premises as a whole, the Leased Premises as a whole nor the Equipment constitutes “limited use property” within the meaning of Revenue Procedure 76-30, 1976 C.B. 647, as modified and superseded by Revenue Procedure 2001-28, 2001 C.B. 1156; (ii) at no time during the Term will the Leased Premises or any portion thereof

29

constitute “tax exempt use property” within the meaning of Section 168(h) of the Code; (iii) neither Tenant nor any Affiliate will claim any depreciation or cost recovery deductions with respect to the Leased Premises or any portion thereof, and has taken or will take any other action in connection with filing its or their federal income tax returns that would be a primary factor resulting in a Loss or Inclusion (in each case, as defined in Paragraph 30(b) below); (iv) as of the date hereof with respect to the (I) Improvements and Fixtures and (II) the Equipment, the Leased Premises and any Individual Leased Premises will not require any improvement, modification or addition in order to be rendered complete for its intended use by Tenant; and (v) all written information supplied, caused to be supplied or to be supplied to any appraiser by or on behalf of Tenant or any Affiliate of Tenant with respect to the Leased Premises or any portion thereof was or will be, as the case may be, true and accurate in all material respects when supplied.

(b)           If, by reason of any act or omission of Tenant or by any other Person in possession of each Individual Leased Premises or any portion thereof or by reason of the inaccuracy or breach by Tenant of any of the representations, warranties and covenants contained in this Paragraph 30 in any material respect, any depreciation deductions are lost, disallowed, eliminated, reduced, recaptured, compromised, delayed or otherwise made unavailable to Landlord due to the acts of Tenant or its Affiliate (a “Loss”) or Landlord incurs a tax detriment because Landlord is required to include amounts in income other than Anticipated Lease Income (an “Inclusion”), Tenant shall, upon notice from Landlord promptly pay such Person designated by Landlord on demand in immediately available funds, as an indemnity an amount which, on an After-Tax Basis, shall be equal to the sum of (x) the increase in federal, state or local income tax liability for the respective taxable year attributable to such Loss or Inclusion plus (y) the amounts of interest, penalties and additions to tax (including, without limitation, any additions to tax because of underpayment of estimated tax), which are assessed against Landlord for such taxable year by the Internal Revenue Service or any relevant state, local or foreign taxing authority and which are attributable to such Loss or Inclusion.

(c)           Landlord shall notify Tenant in writing of any actual or proposed claim, adjustment or other action of any tax authority received by Landlord in writing with respect to which Tenant may be required to provide indemnification under this Paragraph 30 (“Proposed Adjustment”).  If Tenant shall request in writing within thirty (30) days after Landlord’s notice described above that the Proposed Adjustment be contested (or such shorter period in which the Landlord may be required to take action), Landlord shall contest the Proposed Adjustment; provided, however, that: (i) prior to taking such action, Tenant shall have furnished Landlord with an opinion of independent tax advisor chosen by Tenant and reasonably acceptable to Landlord, to the effect that Landlord has a reasonable possibility of success in contesting the claim; (ii) prior to taking such action, Tenant shall have (A) acknowledged its obligation to indemnify Landlord hereunder in the event Landlord does not prevail in such contest and (B) agreed to reimburse Landlord promptly on demand for (or, if so requested by Landlord, advance), all costs and expenses that Landlord may incur in connection with contesting such claim, including without limitation reasonable attorneys’ and accountants’ fees and expenses; (iii) no Event of Default shall exist and be continuing; (iv) Landlord shall not be obligated to contest any proposed amount that is less than Twenty-Five Thousand and 00/100 Dollars ($25,000.00); and (v) Landlord shall in all events control the contest, and Tenant shall have any right to inspect the books and records of Landlord during reasonable business hours and with at least forty-eight (48) hours’ notice, and shall have reasonable opportunity to review and

30

comment on portions of documentation, protests, memoranda or briefs relating exclusively to a Proposed Adjustment.  In the event Landlord pays the tax claimed and then seeks a refund, Landlord may require Tenant to advance funds sufficient to pay the tax that would be indemnified by Tenant hereunder if the refund claim were resolved adversely to Landlord.  To the extent the refund claim is successful, the refund received from the taxing authority and attributable to funds advanced by Tenant shall be refunded to Tenant, unless the refund is needed to pay an indemnity.  Notwithstanding anything to the contrary in this Paragraph 30(c), Landlord may at any time decline to take any further action with respect to a Proposed Adjustment or may settle any contest without the consent of Tenant; provided, however, that if Tenant has complied with all the terms of this Paragraph 30(c), and Tenant has reasonably withheld in writing its consent to all or part of such assessment or settlement based upon its evaluation of the merits, Tenant will not be obligated to indemnify Landlord for the portion of such assessment or settlement to which Tenant has reasonably withheld its consent.  For the purposes of Paragraphs 30 and 31, “Landlord” shall include Landlord’s successor and assigns and, in the case of any flow through entity, the member or other equity owners of Landlord required to report the gross or net income of Landlord and/or other items of income, expense, deduction and credit with respect thereto, and “Landlord”.

(d)           Notwithstanding anything herein to the contrary, the provisions of this Paragraph 30 shall survive the earlier termination of this Lease.

31.          Withholdings.

(a)          Notwithstanding anything herein to the contrary, Tenant agrees that each payment of Basic Rent and Additional Rent shall be free and clear of, and without deduction for any withholdings of any nature whatsoever unless required by Applicable Law.  If any deduction or withholding is required with respect to a payment of Basic Rent and/or Additional Rent by Tenant, Tenant shall pay an additional amount such that the net amount actually received by the Tax Indemnitee, after deduction or withholding, will be equal, on an After-Tax Basis, to all such amounts that would be received by the Tax Indemnitee if no such deduction or withholding had been required; provided, that the Tenant shall not be obligated to pay any additional amount pursuant to this Paragraph 31 if the Tax Indemnitee has not furnished satisfactory evidence to Tenant that Tax Indemnitee has received or is or was otherwise entitled to an exemption from the Internal Revenue Service with respect to any federal withholding requirements as of the Commencement Date.  If as a result of Landlord’s assignment of its interest in this Lease to a person that is not a “United States Person” (within the meaning of Section 7701(a)(30) of the Code), the indemnities in this Paragraph 31 shall become null and void and of no further force and effect and Tenant shall have no further liability under this Paragraph 31 with respect to withholdings first occurring after the date of Landlord’s assignment.

(b)           Further, notwithstanding anything to the contrary contained herein, Tenant agrees that each payment under the Note, Mortgage and the other loan documents shall be free and clear of, and without deduction for, any withholdings of any nature whatsoever unless required by Applicable Laws.  If any deduction or withholding is required with respect to a payment under the Note, Mortgage or any of the other Loan documents, Tenant shall pay an additional amount such that the net amount actually received by the Tax Indemnitee, after

31

deduction or withholding, will be equal, on an After-Tax Basis, to all such amounts that would be received by the Tax Indemnitee if no such deduction or withholding had been required; provided, that, the Tenant shall not be obligated to pay any additional amount pursuant to this Paragraph 31 if the Tax Indemnitee does not provide evidence to Tenant that Tax Indemnitee has received or is or was or is entitled to an exemption from the United States federal withholding requirements as of the Commencement Date.

(c)           Notwithstanding anything herein to the contrary, the provisions of this Paragraph 31 shall survive the earlier termination of this Lease.

(d)           [Intentionally Omitted].

32.          [Intentionally Omitted].

33.          [Intentionally Omitted].

34.          Separability.  Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from its obligation to perform the same.  If any term or provision of this Lease or the application thereof to any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

35.          Miscellaneous.

(a)           The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

(b)           As used in this Lease the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (i) “including” shall mean “including but not limited to”; (ii) “provisions” shall mean “provisions, terms, agreements, covenants and/or conditions”; and (iii) “obligation” shall mean “obligation, duty, agreement, liability, covenant or condition”.

(c)           Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord.  Any act which Tenant is required to perform under this Lease shall be performed at Tenant’s sole cost and expense.

(d)           This Lease may be modified, amended, discharged or waived only with the written consent of Lender by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

32

(e)           The covenants of this Lease shall run with the Land and bind Tenant, the successors and assigns of Tenant and all present and subsequent encumbrances and subtenants of any such Individual Leased Premises, and shall inure to the benefit of and bind Landlord, its successors and assigns.

(f)            Any merger or consolidation by Tenant with another Person, or sale of substantially all of the assets of Tenant to another Person, shall be deemed an assignment of this Lease, and Tenant shall be obligated to deliver to Landlord an agreement executed and acknowledged by the surviving entity in recordable form wherein the surviving entity agrees to assume and to observe and perform all of the terms and provisions of this Lease on the part of the Tenant to be observed and performed from and after the date of such transaction.

(g)           This Lease will be simultaneously executed in several counterparts, each of which when so executed and delivered shall constitute an original, fully enforceable counterpart for all purposes.

(h)           This Lease shall be governed by and construed according to the laws of the State of Ohio.

(i)            Notwithstanding anything contained herein to the contrary, each party to this Lease (and each of its employees, representatives and other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Lease and all materials of any kind (including opinions and other tax analyses) that are provided to such party or parties relating to the tax treatment or tax structure of the Lease, except that such disclosure is not permitted to the extent necessary for each party to comply with the federal or state securities laws.  This authorization is not intended to permit disclosure of any other information and materials relating to the Lease including, without limitation: (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the Lease, (ii) the identities of participants or potential participants in the Lease, (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the Lease), and (v) any other term or detail not relevant to the tax treatment or the tax structure of the Lease.

36.          Specially Designated Nationals; Blocked Persons; Embargoed Persons.

(a)           Tenant represents and warrants to Landlord that (A) Tenant and each person or entity directly or indirectly owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (B) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by, any Embargoed Person, (C) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (D) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (E) Tenant has

33

implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times.  The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

(b)           Tenant covenants and agrees (A) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (B) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (C) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (D) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

(c)           Tenant hereby acknowledges and agrees that Tenant’s or any direct or indirect beneficial owner thereof, inclusion on the List, or finding by a court of competent jurisdiction that Tenant or any direct or indirect beneficial owner is an Embargoed Person or Prohibited Person at any time during the Term shall be an Event of Default.  Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person or Prohibited Person (on a permanent, temporary or transient basis), and any such use or occupancy of each Individual Leased Premises by any such person or entity shall be an Event of Default.

[Signatures and acknowledgements immediately follow this page.]

34

IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal as of the day and year first above written.

LANDLORD:

CFI NNN RAIDERS, LLC

By:
Name:	Mark M. Hedstrom
Title:	Vice President

ACKNOWLEDGMENT OF LANDLORD

State of	)
) SS
County of	)

I,                                                   , a Notary Public in and for the County and State aforesaid, do hereby certify that Mark M. Hedstrom, to me known, who declared and acknowledged that he is a Vice President of CFI NNN RAIDERS, LLC, a limited liability company organized under the laws of Delaware, subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that he, being thereunto duly authorized, signed and delivered the said instrument as the free and voluntary act of said limited liability company and as his own free and voluntary act, for the uses and purposes therein set forth.

Given under by hand and notarial seal this          day of                               , 2014.

Notary Public

Printed Name:

(Seal)

Commission expires:

[Signature Page to Master Lease Agreement]

IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal as of the day and year first above written.

TENANT:

CVSL, INC.

By:	/s/ John Rochon Jr.
Name:	John Rochon Jr.
Title:	Vice Chairman

ACKNOWLEDGMENT OF TENANT

State of	)
) SS
County of	)

I,                                                   , a Notary Public in and for the County and State aforesaid, do hereby certify that                                                   , to me known, who declared and acknowledged that he is a                                                of CVSL Inc., a corporation organized under the laws of Florida, subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that he, being thereunto duly authorized, signed and delivered the said instrument as the free and voluntary act of said limited liability company and as his own free and voluntary act, for the uses and purposes therein set forth.

Given under by hand and notarial seal this          day of                               , 2014.

Notary Public

Printed Name:

(Seal)

Commission expires:

[Signature Page to Master Lease Agreement]

EXHIBIT A-1

LEGAL DESCRIPTION BUILDING “A”

Situated in the State of Ohio, County of Muskingum, Township of Cass, Quarter Township 2, and being part of the East Half of Section 6, Township 3, Range 8, United States Military Lands, and being part of the lands presently owned by the Longaberger Company as per Deed Record 1007, Page 525, and being more particularly described as follows:

Beginning for reference at an iron pin found at the Northeast Corner of the Southwest Quarter of Section 6, Township 3, Range 8, United States Military Lands;

Thence along the mid-section line, South 87 degrees 57 minutes 11 seconds East 566.28 feet to a point on the east line of Loop Road,(Private Road);

Thence along the east line of said road North 26 degrees 46 minutes 35 seconds East, 268.27 feet to a PK nail set, and the principal place of beginning;

Thence continuing along the lines of said Loop Road the following four courses:

1.) North 26 degrees 46 minutes 35 seconds East, 702.11 feet to an iron pin set;

2.) Along a curve to the right having a delta angle of 89 degrees 18 minutes 29 seconds, a radius of 258.00 feet and an arc length of 402.15 feet, and a chord which bears North 71 degrees 25 minutes 52 seconds East, 362.66 feet to an iron pin set;

3.) South 63 degrees 54 minutes 50 seconds East, 985.36 feet to an iron pin set;

4.) South 47 degrees 12 minutes 35 seconds East, 41.43 feet to an iron pin set on the right of way of Raiders Road,(Co. Rd. 616);

Thence along the right of way said road the following four courses:

1.) Along a curve to the left having a delta angle of 17 degrees 33 minutes 19 seconds, a radius of 1954.86 feet and an arc length of 598.96 feet, and a chord which bears South 19 degrees 09 minutes 56 seconds West, 596.62 feet to a point;

2.) South 79 degrees 36 minutes 43 seconds East, 5.00 feet to a point;

3.) Along a curve to the left having a delta angle of 08 degrees 08 minutes 50 seconds, a radius of 1949.86 feet and an arc length of 277.26 feet, and a chord which bears South 06 degrees 18 minutes 52 seconds West, 277.02 feet to an iron pin set;

4.) South 02 degrees 09 minutes 04 seconds West, 104.65 feet to an iron pin set;

B-1

Thence through the lands presently owned by the Longaberger Company,(DR 1007-525)  North 63 degrees 49 minutes 45 seconds West, 1504.35 feet to the principal place of beginning, containing 29.37 acres more or less, passing an iron pin set at 191.27 feet;

Note: Legal access to the above described parcel is contained in an agreement between The Longaberger Company, Fanatics Ohio Property Holding Inc., and East Central Ohio Business Park Association, as found in Musk. Co. Records, OR 2426-693, page 7, Item 4.

B-2

EXHIBIT A-2

LEGAL DESCRIPTION BUILDING “B”

Situated in the State of Ohio, County of Muskingum, Township of Cass, Quarter Township 2, and being part of the East Half of Section 6,Township 3, Range 8, United States Military Lands, and being part of the lands presently owned by the Longaberger Company as per Deed Record 1007, Page 525, and being more particularly described as follows:

Beginning for reference at an iron pin found at the Northeast corner of the Southwest Quarter of Section 6, Township 3, Range 8, United States Military Lands;

Thence along the mid-section line, South 00 degrees 07 minutes 44 seconds East, 1702.43 feet to an iron pin found;

Thence along the north line of lands presently owned by the Longaberger Company,(DR 1063-125), South 88 degrees 50 minutes 30 seconds East, 203.37 feet to a PK nail set on the east line of Loop Road;

Thence across a private road, North 09 degrees 52 minutes 15 seconds East, 82.02 feet to a PK nail set, on the east line of said Loop Road, and the principal place of beginning;

Thence along the east line of said road the following four courses:

1.) Along a curve to the left having a delta angle of 8 degrees 19 minutes 49 seconds, a radius of 897.50 feet and an arc length of 130.49 feet, and a chord which bears North 03 degrees 05 minutes 12 seconds East, 130.38 feet to an iron pin set;

2.) North 01 degrees 04 minutes 46 seconds West, 672.92 feet to an iron pin set;

3.) Along a curve to the right having a delta angle of 25 degrees 34 minutes 47 seconds, a radius of 457.50 feet and an arc length of 204.25 feet, and a chord which bears North 12 degrees 50 minutes 56 seconds East, 202.56 feet to an iron pin set;

4.) North 26 degrees 46 minutes 35 seconds East, 945.97 feet to a PK nail set;

Thence through the lands presently owned by the Longaberger Company,(DR 1007-525), South 63 degrees 49 minutes 45 seconds East, 1504.35 feet to an iron pin set on the right of way of Raider’s Road,(Co. Rd. 616), passing an iron pin set at 1313.08 feet;

Thence along said right of way the following two courses:

1.) South 02 degrees 09 minutes 04 seconds West, 637.24 feet to an iron pin set;

B-1

2.) Along a curve to the right having a delta angle of 23 degrees 46 minutes 51 seconds, a radius of 1392.39 feet and an arc length of 577.92 feet, and a chord which bears, South 14 degrees 02 minutes 29 seconds West, 573.78 feet to an iron pin set on the north line of a Private Road;

Thence along the north line of said road the following eight courses:

1.) South 84 degrees 12 minutes 47 seconds West, 7.17 feet to a point;

2.) North 75 degrees 19 minutes 02 seconds West, 111.76 feet to a point;

3.) North 89 degrees 05 minutes 01 seconds West, 24.46 feet to an iron pin set;

4.) South 89 degrees 05 minutes 03 seconds West, 628.16 feet to an iron pin set;

5.) South 00 degrees 54 minutes 57 seconds East, 12.00 feet to an iron pin set;

6.) South 89 degrees 05 minutes 03 seconds West, 732.82 feet to an iron pin set;

7.) Along a curve to the right having a delta angle of 11 degrees 48 minutes 55 seconds, a radius of 442.50 feet and an arc length of 91.25 feet, and a chord which bears North 85 degrees 33 minutes 22 seconds West, 91.09 feet to a point;

8.) North 80 degrees 11 minutes 47 seconds West, 62.33 feet to the principal place of beginning, containing 60.67 acres more or less;

Note: Legal access to the above described parcel is contained in an agreement between The Longaberger Company, Fanatics Ohio Property Holding Inc., and East Central Ohio Business Park Association, as found in Musk. Co. Records, OR 2426-693, page 7, Item 4.

B-2

EXHIBIT A-3

LEGAL DESCRIPTION “LONGABERGER HOMESTEAD”

Situated in the State of Ohio, County of Muskingum, Township of Cass, Quarter Township 2, and being part of Section 6, and Section 15, Township 3, Range 8, United States Military Lands, and being part of the lands presently owned by the Longaberger Company as per Deed Record 1063, Page 125, and being more particularly described as follows:

Beginning for reference at an iron pin set on the southeast corner of the Southwest Quarter of Section 6, Township 3, Range 8, United States Military Lands;

Thence along the line between Sections 6 and 15, North 88 degrees 23 minutes 24 seconds West, 260.28 feet to an iron pin set on the east line of Loop Road,(a private drive), and the principal place of beginning;

Thence along the east line of said road the following two courses:

1.) North 26 degrees 21 minutes 17 seconds East, 876.75 feet to an iron pin set, passing the mid-section line at 583.40 feet;

2.) Along a curve to the left having a delta angle of 13 degrees 51 minutes 53 seconds, a radius of 897.50 feet, an arc length of 217.18 feet, a chord which bears North 19 degrees 25 minutes 20 seconds East, 216.65 feet to a PK nail set on the south line of another private road;

Thence along the south line of said road, the following three courses:

1.) South 85 degrees 42 minutes 29 seconds East, 62.72 feet to a point;

2.) Along a curve to the left having a delta angle of 11 degrees 39 minutes 17 seconds, a radius of 518.50 feet, an arc length of 105.47 feet, and a chord which bears South 85 degrees 33 minutes 22 seconds East, 105.29 feet to an iron pin set;

3.) North 89 degrees 05 minutes 03 seconds East, 851.18 feet to a PK nail set;

Thence leaving the south line of said road, and through Longaberger Company lands, and along the southwest line of lands presently owned by Franklin Real Estate,(DR 547-399), South 39 degrees 57 minutes 51 seconds East, 502.32 feet to an iron pin set on the north right of way of Raiders Road,(Co. Rd. 616), passing a PK nail set at 28.40 feet, and an iron pin found at 488.52 feet;

Thence along the said right of way, South 39 degrees 56 minutes 03 seconds West, 1052.42 feet to an iron pin set, passing the section line at 836.32 feet;

B-1

Thence leaving said right of way line, and through said Longaberger lands, North 88 degrees 23 minutes 24 seconds West, 1218.73 feet to an iron pin set on the east line of Loop Road;

Thence along the east line of said road the following two courses:

1.) Along a curve to the left having a delta angle of 7 degrees 45 minutes 10 seconds, a radius of 839.99 feet, an arc length of 113.66 feet, and a chord which bears North 30 degrees 13 minutes 49 seconds East, 113.57 feet to an iron pin set;

2.) North 26 degrees 21 minutes 17 seconds East, 76.90 feet to the principal place of beginning, containing 35.70 acres more or less;

Note: Legal access to the above described parcel is contained in an agreement between The Longaberger Company, Fanatics Ohio Property Holding Inc., and East Central Ohio Business Park Association, as found in Musk. Co. Records, OR 2426-693, page 7, Item 4.

B-2

EXHIBIT B

RENT SCHEDULE

Basic Rent for the Term shall be payable as follows:

Rent Schedule — Building “A”

Basic Rent is due on the first business day of each quarter during the term.

Rent Period	Lease Year	Annual Basic Rent	Quarterly Basic Rent Due
08/01/14 - 07/31/15	1	$397,285.72	$99,321.43
08/01/15 - 07/31/16	2	$409,204.29	$102,301.07
08/01/16 - 07/31/17	3	$421,480.42	$105,370.10
08/01/17 - 07/31/18	4	$434,124.83	$108,531.21
08/01/18 - 07/31/19	5	$447,148.58	$111,787.14
08/01/19 - 07/31/20	6	$460,563.03	$115,140.76
08/01/20 - 07/31/21	7	$474,379.93	$118,594.98
08/01/21 - 07/31/22	8	$488,611.32	$122,152.83
08/01/22 - 07/31/23	9	$503,269.66	$125,817.42
08/01/23 - 07/31/24	10	$518,367.75	$129,591.94
08/01/24 - 07/31/25	11	$533,918.79	$133,479.70
08/01/25 - 07/31/26	12	$549,936.35	$137,484.09
08/01/26 - 07/31/27	13	$566,434.44	$141,608.61
08/01/27 - 07/31/28	14	$583,427.47	$145,856.87
08/01/28 - 07/31/29	15	$600,930.30	$150,232.57

B-1

Rent Schedule — Building “B”

Basic Rent is due on the first business day of each quarter during the term.

Rent Period	Lease Year	Annual Basic Rent	Quarterly Basic Rent Due
08/01/14 - 07/31/15	1	$1,567,201.52	$391,800.38
08/01/15 - 07/31/16	2	$1,614,217.57	$403,554.39
08/01/16 - 07/31/17	3	$1,662,644.09	$415,661.02
08/01/17 - 07/31/18	4	$1,712,523.42	$428,130.85
08/01/18 - 07/31/19	5	$1,763,899.12	$440,974.78
08/01/19 - 07/31/20	6	$1,816,816.09	$454,204.02
08/01/20 - 07/31/21	7	$1,871,320.57	$467,830.14
08/01/21 - 07/31/22	8	$1,927,460.19	$481,865.05
08/01/22 - 07/31/23	9	$1,985,284.00	$496,321.00
08/01/23 - 07/31/24	10	$2,044,842.52	$511,210.63
08/01/24 - 07/31/25	11	$2,106,187.79	$526,546.95
08/01/25 - 07/31/26	12	$2,169,373.43	$542,343.36
08/01/26 - 07/31/27	13	$2,234,454.63	$558,613.66
08/01/27 - 07/31/28	14	$2,301,488.27	$575,372.07
08/01/28 - 07/31/29	15	$2,370,532.92	$592,633.23

B-2

Rent Schedule — Longaberger Homestead

Basic Rent is due on the first business day of each quarter during the term.

Rent Period	Lease Year	Annual Basic Rent	Quarterly Basic Rent Due
08/01/14 - 07/31/15	1	$242,600.00	$60,650.00
08/01/15 - 07/31/16	2	$249,878.00	$62,469.50
08/01/16 - 07/31/17	3	$257,374.34	$64,343.59
08/01/17 - 07/31/18	4	$265,095.57	$66,273.89
08/01/18 - 07/31/19	5	$273,048.44	$68,262.11
08/01/19 - 07/31/20	6	$281,239.89	$70,309.97
08/01/20 - 07/31/21	7	$289,677.09	$72,419.27
08/01/21 - 07/31/22	8	$298,367.40	$74,591.85
08/01/22 - 07/31/23	9	$307,318.42	$76,829.61
08/01/23 - 07/31/24	10	$316,537.97	$79,134.49
08/01/24 - 07/31/25	11	$326,034.11	$81,508.53
08/01/25 - 07/31/26	12	$335,815.14	$83,953.78
08/01/26 - 07/31/27	13	$345,889.59	$86,472.40
08/01/27 - 07/31/28	14	$356,266.28	$89,066.57
08/01/28 - 07/31/29	15	$366,954.27	$91,738.57

B-3

Thereafter, Basic Rent for the four (4) Renewal Terms, if any, shall be the Fair Market Rental Value as determined in accordance with the terms of this Lease.

As used herein, “Fair Market Rental Value” shall mean the fair market rental value of each Individual Leased Premises determined as follows:

Landlord shall designate an independent MAI appraiser to determine the fair market rental value within twenty (20) days after Tenant’s notice of its exercise of a renewal option.  Within ten (10) days after selection of Landlord’s appraiser, Landlord shall notify Tenant of the determination made by Landlord’s appraiser with respect to the fair market rental value.  When determining the fair market rental value of each Individual Leased Premises, any appraiser selected hereunder shall take into account the value of each Individual Leased Premises as encumbered or unencumbered by this Lease and select the higher of the two values.  Tenant shall then have ten (10) days to dispute such determination and to select its own independent MAI appraiser.  In the event that Tenant fails to select its appraiser within such ten (10) day period, the determination of Landlord’s appraiser shall constitute such fair market rental value.  Within ten (10) days after selection of Tenant’s appraiser, the two appraisers shall meet and attempt to agree as to the fair market rental value for the Leased Premises for the Renewal Term in question.  In the event that such appraisers are unable to agree as to such annual fair market rental value then:  (i) if the difference between the two determinations is less than five percent (5%) of the lower determination, then the average of the two determinations shall be deemed to constitute such annual fair market rental value; or (ii) if the difference between the two determinations is equal to or greater than five percent (5%) of the lower determination, then the two appraisers shall jointly select a third independent MAI appraiser, which appraiser shall select which of the determinations of the first two appraisers shall constitute such annual fair market rental value.  Such third appraiser shall not have the right to vary or modify the determinations of the appraisers selected by Landlord and Tenant.  Any appraiser selected pursuant to this clause must have at least ten (10) years’ experience in appraising commercial real estate in the area in which the Leased Premises is located.  The appraisers shall not have the right to amend, modify or vary any of the terms of this Lease and the determination of the appraisers in accordance with this clause shall be final, binding and conclusive upon Landlord and Tenant.

In the event Landlord and Tenant cannot agree on the Fair Market Rental Value after the appraisal process above, Tenant shall have the right to send out a Notice of Termination with respect to the entire Leased Premises on or before a date which is not later than eighteen (18) months prior to the Expiration Date of the Term or expiration date of such Renewal Term, as applicable.  Upon delivery of the Notice of Termination, this Lease shall be terminated effective as of the Expiration Date or the expiration date of such Renewal Term and all subsequent Renewal Terms shall automatically expire.  In the event that Tenant does not send a Notice of Termination prior to the expiration of such 18-month period prior to the Expiration Date or expiration date of such Renewal Term, as applicable, then Tenant shall be deemed to have accepted the Fair Market Rental Value for such Renewal Term and shall have no further right to the terminate the Lease with respect to such Renewal Term.

B-4

EXHIBIT C

[FORM OF SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT]

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

(Space Above For Recorder’s Use)

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (the “Agreement”) is dated as of the        day of                           , 200      , between                                             , a                                          (together with its successors and/or assigns, the “Lender”) and                                                     , a                                          (“Tenant”).

RECITALS

A.            Tenant is the tenant under a certain lease dated as of [        , 20    ] with                                     , LLC, a Delaware limited liability company (“Landlord”) of the premises described in the Lease (the “Leased Premises”) known as                         , as more particularly described in Exhibit “A” attached hereto and made a part hereof (such real property including the Leased Premises, is hereinafter referred to as the “Property”), [as amended by that certain                                                 ] (collectively, the “Lease”).

B.            This Agreement is being entered into in connection with a mortgage loan (the “Loan”) being made by Lender to Landlord, to be secured by, among other things:  (a) a first mortgage, deed of trust or deed to secure debt on and of the Property (the “Mortgage”) to be recorded with the registry or clerk of the county in which the Property is located; and (b) a first assignment of leases and rents on the Property (the “Assignment of Leases and Rents”) to be recorded.  The Mortgage and the Assignment of Leases and Rents are hereinafter collectively referred to as the “Security Documents”.

C.            Tenant acknowledges that Lender will rely on this Agreement in making the Loan to Landlord.

AGREEMENT:

For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Tenant agrees that the Lease is and shall be, at the option of the Lender upon notice to Tenant, at any time and from time to time, either subject and subordinate, or superior, to the Security Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of the secured obligations and the Security Documents, to the full extent of all amounts secured by the Security Documents from time to time.  Such options of the Lender may be exercised an unlimited number of times. If subordinated, said subordination is to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof.

2.             Lender agrees that, if the Lender exercises any of its rights under the Security Documents, including an entry by Lender pursuant to the Mortgage or a foreclosure of the Mortgage, Lender shall not disturb Tenant’s right of quiet possession of each Individual Leased Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable grace or cure period of any term, covenant or condition of the Lease.  So long as Tenant is not in default beyond any applicable notice, grace and cure period of any term, covenant or condition of the Lease, Tenant shall not be named as a party in any action by Lender to enforce such rights unless such joinder shall be required by law; provided that such joinder shall not result in the termination of the Lease or disturb Tenant’s right of quiet possession and use of each Individual Leased Premises, and any sale of each Individual Leased Premises or other enforcement of such rights shall be made subject to all rights of Tenant under the Lease.

3.             Tenant agrees that, in the event of a foreclosure of the Mortgage by Lender or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to ownership, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease.

4.             Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:

(a)           liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord) which are not of a continuing nature, or

(b)           subject to any defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), or

(c)           bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord except to the extent received by Lender pursuant to the exercise of its remedies under its loan documents after default by Landlord (including, without limitation, the then defaulting Landlord), or

(d)           bound by any obligation to make any payment to Tenant which was required to be made prior to the time Lender succeeded to any prior Landlord’s interest, or

(e)           accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender, or

(f)            bound by any surrender, termination, amendment or modification of the Lease made without the consent of Lender (except a surrender, termination, amendment or modification specifically provided for in the Lease, such as a renewal option, which is permitted without the Lender’s consent).

5.             Intentionally omitted.

6.             Tenant hereby agrees to give to Lender copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord, and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Lender.  Lender shall have the right to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Lender such additional period of time, not to exceed sixty (60) days, as may be reasonable to enable Lender to remedy, or cause to be remedied, any such default in addition to the period given to Landlord for remedying, or causing to be remedied, any such default.  Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord.  No Landlord default under the Lease shall exist or shall be deemed to exist (i) as long as Lender, in good faith, shall have commenced to cure such default within the above referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (ii) if possession of each Individual Leased Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, as long as Lender, in good faith, shall have notified Tenant that Lender intends to institute proceedings under the Security Documents, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence.  In the event of the termination of the Lease by reason of any default thereunder by Landlord, upon Lender’s written request, given within thirty (30) days after any such termination, and at Lender’s cost and expense, Tenant, within fifteen (15) days after receipt of such request, shall execute and deliver to Lender or its designee or nominee a new lease of each Individual Leased Premises for the remainder of the term of the Lease upon all of the terms, covenants and conditions of the Lease. Subject to Paragraph 2 hereof, Lender shall have the right, without Tenant’s consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of the Mortgage or to exercise any other remedies under the Security Documents.

7.             Tenant has no knowledge of any prior assignment or pledge of the rents accruing under the Lease by Landlord.  Tenant hereby consents to the Assignment of Leases and Rents from Landlord to Lender in connection with the Loan.  Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in said assignments, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the owner of each Individual Leased Premises.  Without further notice, Tenant will pay all Basic Rent and Additional Rent and other rent and payments due under the Lease as directed in accordance with the Rent Direction Letter of even date herewith from Landlord to Tenant (the “Rent Direction Letter”), or as otherwise required pursuant to written notice from Lender given to Tenant on thirty (30) days prior to the due date of such payment.  By executing and delivering this Agreement, Tenant hereby confirms that any notice requirements to be given by Lender to Tenant under the Lease for the purpose of granting rights to mortgagees under the Lease are fully satisfied.  Landlord acknowledges that any payments made to Lender shall be deemed full performance of such obligation under the Lease.

8.             Tenant agrees that upon receipt of a written notice from Lender of a default by Landlord under the Loan, Tenant will thereafter, if requested by Lender, pay rent to Lender in accordance with the terms of the Lease.

9.             The Lease shall not be assigned by Tenant, modified, amended, surrendered or terminated without Lender’s prior written consent in each instance (except for a termination or assignment of the Lease that is specifically permitted in the Lease without Landlord’s or Lender’s consent).

10.          Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via a recognized commercial courier service providing for a receipt, addressed to Tenant or Lender, as the case may be, at the following addresses:

If to Tenant:

with a copy to:

If to Lender:

With a copy to:

11.          The term “Lender” as used herein includes any successors or assigns (including any portion thereof) of the named Lender herein, including without limitation, any co-lender or participant, any trustee, administrative agent or servicer in connection with the securitization of the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the terms “Tenant” and “Landlord” as used herein include any successor and assign of the named Tenant and Landlord herein, respectively; provided, however, that such reference to Tenant’s or Landlord’s successors and assigns shall not be construed as Lender’s consent to any assignment or other transfer by Tenant or Landlord.

12.          If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Lender.

13.          Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

14.          This Agreement shall be construed in accordance with the laws of the state of in which the Property is located.

15.          The person executing this Agreement on behalf of Tenant is authorized by Tenant to do so and execution hereof is the binding act of Tenant enforceable against Tenant.

16.          Tenant agrees to provide Landlord with copies all notices received from any Governmental Authorities (as defined in the Lease) in connection with its obligations under Paragraph 26 of the Lease.

[Remainder of page intentionally left blank.]

Witness the execution hereof as of the date first above written.

LENDER:

Witnessed by:	,
a

By:
Name:	Its:

Witnessed by:

Name:

[ADD ACKNOWLEDGEMENTS]

APPENDIX A

DEFINITIONS

“Additional Rent” shall mean all amounts, costs, expenses, liabilities and obligations (including Tenant’s obligation to pay any Net Awards, Purchase Price, Additional Payments, Impositions, Default Rate interest or Late Charges hereunder) which Tenant is required to pay pursuant to the terms of this Lease other than Basic Rent.

“Additional Payments” shall mean all amounts: (i) that are out-of-pocket costs, fees and/or expenses incurred or payable by Landlord or Lender in connection with the transfer of any Individual Leased Premises, including, but not limited to, transfer taxes and premiums for title insurance or survey updates and (ii) that are due and owing to Lender or Landlord by reason of any default by Tenant in complying with its obligations under this Lease.

“Adjoining Property” shall mean all sidewalks, curbs, gores and vault spaces adjoining such Individual Leased Premises.

“Affiliate” of any Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with, such Person and shall include, if such Person is an individual, members of the immediate family of such Person, and trusts for the benefit of such individual.  For the purposes of this definition, the term “control” (including the correlative meanings of the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“After-Tax Basis” shall mean, with respect to any payment received or accrued by any Person, the amount of such payment (the “base payment”) supplemented by a further payment (the “additional payment”) to that Person so that the sum of the base payment plus the additional payment shall, after taking into account the amount of all Taxes required to be paid by such Person in respect of the receipt or accrual of the base payment and the additional payment (after any current credits or deductions arising therefrom and the timing thereof), be equal to the amount required to be received.  For the purposes of this definition, “Taxes” shall include federal, state, excess profits or other taxes, if any, of Landlord (or Landlord’s shareholders, members or equity holders), determined on the basis of or measured by its/their gross or net income, or Landlord, or its members, shareholders or other equity owners (in whatever jurisdiction to which they may be subject) with respect to its/their franchise/margin or taxes with respect to doing business in such jurisdictions.

“Alteration” or “Alterations” shall mean any or all changes, additions (whether or not adjacent to or abutting any then existing buildings), expansions (whether or not adjacent to or abutting any then existing buildings), improvements, reconstructions, removals or replacements of any of the Improvements or Equipment, both interior or exterior, and ordinary and extraordinary.

“Anticipated Lease Income” shall mean the amounts expected to be included in gross income with respect to this Lease including only (i) Basic Rent and Additional Rent, (ii) payments as a consequence of a sale or other disposition (other than in the case of the exercise of remedies after an Event of Default) of the Leased Premises, and (iii) an amount received pursuant to the indemnity set forth in Paragraph 30.

“Applicable Laws” shall mean all existing and future applicable laws (including common laws), rules, regulations, requirements, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses, whether foreseen or unforeseen, of any Governmental Authorities, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to the environment and those pertaining to the construction, use or occupancy of each Individual Leased Premises).  Applicable Laws shall also include Environmental Laws.

“Basic Rent” shall mean the rent amounts with respect to each Individual Leased Premises (A-1 through A-3) set forth on Exhibit B attached hereto.

“Basic Rent Payment Dates” shall mean the first business day of August, 2014, the first business day of November, 2014 and the first business day of each consecutive quarterly period thereafter during the Term.

“Building A” shall mean that Individual Premises located on the Land described in Exhibit A-1.

“Building B” shall mean that Individual Premises located on the Land described in Exhibit A-2.

“Building Systems” shall mean all Equipment including, built-in heating, ventilating, air conditioning, building controls and communications, electrical equipment (including meters and power panels) and other building systems utilized in connection with the base building operation of each Individual Leased Premises and which (i) are not readily removable without unrepaired damage to such Individual Leased Premises, (ii) removal of which would reduce the fair market value, economic life or utility of such Individual Leased Premises if removed and (iii) are required for the occupancy and continued operation of such Individual Leased Premises for its Permitted Use in accordance with the Legal Requirements.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601-9657.

“Claims” shall mean Liens (including, without limitation, lien removal and bonding costs) liabilities, obligations, damages, losses, demands, penalties, assessments, payments, fines, claims, actions, suits, judgments, settlements, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses and costs of investigation) of any kind and nature whatsoever.

“Code” shall mean the Internal Revenue Code of 1986, as amended, supplemented or supplanted from time to time.

“Commencement Date” shall mean July 31, 2014.

“Condemnation” shall mean a Taking and/or a Requisition.

“Default Rate” shall mean a rate of interest equal to four (4%) percent per annum above the then current Prime Rate.

“Easements” shall mean easements, covenants, waivers, approvals or restrictions for utilities, parking or other matters as desirable for operation of each Individual Leased Premises or properties adjacent thereto.

“EBITDA” shall mean earnings before interest, taxes, depreciation and amortization determined in accordance with GAAP.

“Environmental Laws” shall mean and include the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. §§ 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, CERCLA, the Hazardous Materials Transportation Act of 1975, 49 U.S.C. §§ 1801-1812, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq and all other federal, state and local laws, ordinances, rules, orders, statutes, codes and regulations applicable to the Leased Premises and (i) relating to the environment, human health or natural resources, (ii) regulating, controlling or imposing liability or standards of conduct concerning Hazardous Materials, or (iii) regulating the clean-up or other remediation of each Individual Leased Premises (or any Individual Leased Premises) or any portion thereof, as any of the foregoing may have been amended, supplemented or supplanted from time to time.

“Equipment” shall mean, collectively, the machinery and equipment which is attached to the Improvements in such a manner as to become fixtures under Applicable Law, together with all additions and accessions thereto, substitutions therefor and replacements thereof permitted by this Lease, excepting therefrom the Trade Fixtures.

“Event of Default” shall mean the occurrence of any one or more of the following events under this Lease after any applicable notice, grace or cure period as provided in this definition: (i) a failure by Tenant to make (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity or before any administrative tribunal which had or might have the effect of preventing Tenant from complying with the provisions of this Lease):  (x) any payment of Basic Rent or Additional Rent when due and payable (provided that Tenant shall be entitled to one (1) 5-day grace period during each twelve (12) calendar month period during the Term or any Renewal Term) or (y) any payment of any other sum herein required to be paid by Tenant which continues unremedied for a period of five (5) days after written notice from Landlord; (ii) failure by Tenant to provide Landlord evidence of insurance in accordance with this Lease and such default shall continue for a period of ten (10) days after written notice thereof is given by Landlord or Lender or Lender’s designee to Tenant; (iii) failure by Tenant to perform and observe, or a violation or breach of, any other provision in this Lease and such default shall continue for a period of thirty (30) days after written notice thereof is given by Landlord or Lender or Lender’s designee to Tenant, or if such default is of such a nature that it cannot reasonably be cured within such period of thirty (30) days, such period shall be extended for such longer time as is reasonably necessary (not to exceed sixty (60) days) provided that Tenant has commenced to cure such default within said period of thirty (30) days and is actively, diligently and in good faith proceeding with continuity to remedy such default; (iv) any representation or warranty made in this Lease, or in connection with this Lease, by any principal, general partner or managing member of Tenant is determined by Landlord to have been false or misleading in any material respect at the time made; (v) Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) or voluntarily consent to the appointment of a receiver or trustee for itself or for any of the Leased Premises (or any Individual Leased Premises, (C) voluntarily file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, or (D) voluntarily file a general assignment for the benefit of creditors; (vi) a court shall enter an order, judgment or decree appointing, with the voluntary consent of Tenant , a receiver or trustee for Tenant or for the Leased Premises (or any Individual Leased Premises) or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States or any State, and such order, judgment or decree shall remain in force, undischarged or unstayed, sixty (60) days after it is entered; (vii) Tenant shall in any insolvency proceedings be liquidated or dissolved or shall voluntarily commence proceedings towards its liquidation or dissolution; (viii) the estate or interest of Tenant in the Leased Premises (or any Individual Leased Premises) shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within thirty (30) days after such levy or attachment; (ix) Tenant shall be in default in the payment of any sums due under any debt of Tenant having an original principal amount of Five Million and 00/100 Dollars ($5,000,000.00) or greater (such debt, “Material Debt”); (x) any Material Debt is accelerated by the holder thereof due to a default thereunder by Tenant; (xi) Tenant’s financial statements are restated due to a material accounting irregularity, error, omission or oversight the result of which lowers the Tangible Net Worth of Tenant to less than the Tangible Net Worth Threshold; (xii) an involuntary bankruptcy shall be commenced against the Tenant under the bankruptcy laws or other similar laws of the United States or any State, and such proceeding shall not be dismissed within ninety (90) days of commencement thereof; or (xiii) Tenant’s failure to vacate the Lease Premises on the Expiration Date or earlier termination of the Lease in accordance with Paragraph 23 of this Lease.

“Expiration Date” shall mean July 31, 2029.

“Federal Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. §101 et seq., as amended, supplemented or supplanted from time to time.

“First Deposit Reduction Conditions” shall mean satisfaction by Tenant of the following: (a) the successful listing of Tenant’s stock on the New York Stock Exchange and (b) the successful completion of a $50,000,000.00 primary equity offering by Tenant.

“Fitch” shall mean Fitch Inc.

“Fixtures” shall mean all fixtures (except Trade Fixtures), including any components thereof, on and in respect to the Improvements, including, without limitation, Building Systems and all other built-in equipment used in the operation of each Individual Leased Premises (or any Individual Leased Premises), together with all replacements, modifications, alterations and additions thereto.

“GAAP” shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through appropriate boards or committees of that Board after the Commencement Date, and which are consistently applied for all periods, so as to properly reflect the financial position of a Person, except that any accounting principle or practice required or permitted to be changed by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board (or other appropriate board or committee of that Board) in order to continue as a generally accepted accounting principle or practice may be so changed only so long as such required or permitted change shall not have the effect of permitting Tenants’s compliance with any financial covenants or performance tests contained in this lease when without such change, Tenant would not so comply.

“Governmental Authority” shall mean any federal, state, county, municipal, foreign or other governmental or regulatory authority, agency, board, body, instrumentality, court or quasi governmental authority (or private entity in lieu thereof).

“Guaranties” shall mean all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of each Individual Leased Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the Applicable Law.

“Hazardous Materials” shall mean all chemicals, petroleum, crude oil or any fraction thereof, hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, asbestos-containing materials and/or products, urea formaldehyde; any substances which are classified as “hazardous” or “toxic” under CERCLA; hazardous waste or solid waste as defined under the Solid Waste Disposal Act, as amended 42 U.S.C. § 6901; air pollutants regulated under the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; pollutants as defined under the Clean Water Act, as amended, 33 U.S.C. § 1251, et seq., any pesticide as defined by Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. § 136, et seq., any hazardous chemical substance or mixture or imminently hazardous substance or mixture regulated by the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et Seq., any substance listed in the United States Department of Transportation Table at 45 CFR 172.101; any pollutants, contaminants or chemicals included in regulations promulgated under the above listed statutes; any explosives, radioactive material, and any chemical regulated by state statutes similar to the federal statutes listed above and regulations promulgated under such state statutes.

“Holder” shall mean, as of any particular date, any holder of a Note.

“Impositions” shall mean, collectively, all Taxes of every kind and nature (including real, ad valorem, single business, personal property, gross receipts taxes and the Ohio Commercial Activity Tax or any successor not being exempt as a pass-through) on or with respect to any

Leased Premises or Basic Rent, or the use, lease, ownership or operation thereof; all charges and/or taxes for any easement or agreement maintained for the benefit of any Individual Leased Premises; all payments in lieu of taxes assessed upon or with respect to any Individual Leased Premises; all general and special assessments, levies, permits, inspection and license fees on or with respect to any Individual Leased Premises; all water and sewer rents and other utility charges on or with respect to any Individual Leased Premises; all ground rents on or with respect to any Individual Leased Premises; and all other public charges and/or taxes whether of a like or different nature, even if unforeseen or extraordinary, imposed or assessed upon or with respect to any Leased Premises or Basic Rent, prior to or during the Term, against Landlord, Tenant, the Basic Rent or any Individual Leased Premises as a result of or arising in respect of the occupancy, leasing, use, maintenance, operation, management, repair or possession thereof, or any activity conducted on any Individual Leased Premises, or the Basic Rent or Additional Rent, including without limitation, any gross receipts or sales tax, occupancy tax or excise tax levied by any governmental body on or with respect to such Basic Rent or Additional Rent; all payments required to be made to a governmental or quasi-governmental authority (or private entity in lieu thereof) that are in lieu of any of the foregoing, whether or not expressly so designated; and any penalties, fines, additions or interest thereon or additions thereto.

“Improvements” shall mean, collectively, the buildings, structures and other improvements on each Land.

“Indemnitee” shall mean Landlord, Lender, any Holder, any servicer of a Loan, any trustee under a Mortgage which is a deed of trust, any purchaser of a participation or a certificated interest in any notes secured by a deed of trust or mortgage, including the trustee with respect to such interests, each of their assignees or other transferees and each of their Affiliates and their respective officers, directors, employees, shareholders, members or other equity owners.

“Individual Leased Premises” shall mean each Land and parcel together with all Equipment and Improvement located thereon.

“Initial Term” shall mean the period of time commencing on the Commencement Date and terminating on the Expiration Date.

“Insurance Expiration Date” shall mean, with respect to an insurance policy, the date that such insurance policy will expire.

“Insurance Requirement” or “Insurance Requirements” shall mean, as the case may be, any one or more of the terms of each insurance policy required to be carried by Tenant under this Lease and the requirements of the issuer of such policy, and whenever Tenant shall be engaged in making any Alteration or Alterations, repairs or construction work of any kind (collectively, “Work”), the term “Insurance Requirement” or “Insurance Requirements” shall be deemed to include a requirement that Tenant obtain or cause its contractor to obtain completed value builder’s risk insurance from a company or companies licensed to do business in the State where the Leased Premises is located with a claims paying ability rating by Standard & Poor’s of not less than A-, when the estimated cost of the Work in any one instance exceeds the sum of Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00) and that Tenant or its contractor shall obtain worker’s compensation insurance or other adequate insurance coverage covering all persons employed in connection with the Work, whether by Tenant, its contractors or subcontractors and with respect to whom death or bodily injury claims could be asserted against Landlord.

“Land” shall mean the lot(s) or parcel(s) of land described in Exhibits A-1 through A-3 attached hereto and made a part hereof, together with the easements, rights and appurtenances thereunto belonging or appertaining.

“Landlord” shall mean CFI NNN Raiders, LLC, a Delaware limited liability company, together with any successors or assigns.

“Late Charge” shall mean, with respect to an overdue installment of Basic Rent, an amount equal to five percent (5%) of such overdue installment of Basic Rent.

“Law” shall mean any constitution, statute or rule of law or regulations promulgated thereunder.

“Lease Year” means (a) the period commencing on the first (1st) day of the first (1st) calendar month following the Commencement Date and ending on but excluding the first anniversary of such date and (b) each one (1) year period thereafter.

“Leased Premises” shall mean, collectively, the Individual Leased Premises.

“Legal Requirement” or “Legal Requirements” shall mean, as the case may be, any one or more of all present and future Applicable Laws, and all covenants, restrictions and conditions now of record which may be applicable to Tenant, Landlord (with respect to any Individual Leased Premises) or to all or any part of or interest in the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any Individual Leased Premises, even if compliance therewith (i) necessitates structural changes or improvements (including changes required to comply with the “Americans with Disabilities Act”) or results in interference with the use or enjoyment of any Individual Leased Premises or (ii) requires Tenant to carry insurance other than as required by the provisions of this Lease.

“Lender” shall mean, individually and collectively, any entity identified as such in writing to Tenant which makes a Loan to Landlord, including any trustee under a Mortgage, any lender, servicer or administrative agent of the Loan secured by a Mortgage and evidenced by a Note or any other party which becomes the holder of the Mortgage and Note as a result of an assignment thereof whether or not identified by Landlord.

“Lien” shall mean any lien, mortgage, deed of trust, deed to secure debt, pledge, charge, security interest or encumbrance of any kind, or any type of preferential arrangement that has the practical effect of creating a security interest, including, without limitation, any thereof arising under any conditional sale agreement, capital lease or other title retention agreement.

“Loan” shall mean the loan or loans made by Lender to Landlord secured by a Mortgage or Mortgages and evidenced by a Note, or Notes.

“Loan Documents” shall mean the Note, the Mortgage and any other documents executed in connection with the making of a loan.

“Long Term Financing” shall mean any financing where the maturity date for repayment or exercise assuming the exercise of all extensions permitted therein is greater than one year during, which shall include, but shall not be limited to, preferred equity, term loans, convertible bonds, whether or not payment is fixed or floating or it is characterized as financing or equity offering (other than common shares).

“Longaberger Homestead” shall mean the Individual Premises on the Land described in Exhibit A-3.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mold” shall mean any mold, fungi, bacterial or microbial matter present at or in any Individual Leased Premises, including, without limitation, building materials which is in a condition, location, or of a type in quantities or concentrations which would pose a risk to human health or safety or the environment, may result in damage to or would adversely affect or impair the value or marketability of any Individual Leased Premises.

“Mortgage” shall mean a mortgage, deed of trust or similar security instrument hereafter executed covering any Individual Leased Premises from Landlord to Lender.

“NAIC” shall mean the National Association of Insurance Commissioners.

“Net Award” shall mean the entire award payable to Landlord by reason of a Condemnation, less any reasonable expenses incurred by Landlord in collecting such award.

“Net Proceeds” shall mean the entire proceeds of any insurance required under clauses (i), (iv), (v) or (vi) of Paragraph 14(a) of this Lease, less any actual and reasonable expenses incurred by Landlord in collecting such proceeds.

“Notice” or “Notices” shall mean all notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease.

“Notice of Termination” shall mean except as otherwise provided for in Paragraphs 13(b), 14(h) and 19 this Lease, Tenant may terminate this Lease with respect to the entire Leased Premises by giving written notice to Landlord at least twenty-four (24) months prior to the Expiration Date or the date of the expiration of any Renewal Term, as applicable; provided, however, upon the determination of the Fair Market Rental Value in accordance with and subject to Exhibit B hereof and Tenant’s disagreement with such determination, without duplication, Tenant shall have another option to terminate this Lease by giving written notice to Landlord at least eighteen (18) months prior to the Expiration Date or the date of the expiration of any Renewal Term as applicable.   If Tenant does not timely deliver a Notice of Termination within the timeframes provided above, this Lease shall automatically be extended for the next Renewal Term, subject to the provisions of Paragraph 5(b).

“Note” or “Notes” shall mean a Promissory Note, Notes or credit agreement hereafter executed from Landlord to Lender, which Note, Notes or credit agreement will be secured by a Mortgage and an assignment of leases and rents.

“Permitted Encumbrances” shall mean those covenants, restrictions, reservations, Liens, conditions, encroachments, easements and other matters of title that affect any Individual Leased Premises as of the date of Landlord’s acquisition thereof, excepting, however, any such matters arising from the acts of Landlord (such as Liens arising as a result of judgments against Landlord).

“Permitted Use” shall mean with respect to Building A and Building B use as a manufacturing, distribution and warehouse facility and with respect to Longaberger Homestead use as a retail outlet or for any other lawful purpose so long as such other lawful purpose would not (i) have a material adverse effect on the value of such Individual Leased Premises, (ii) materially increase (when compared to its current use) the likelihood that Tenant, Landlord or Lender would incur liability under any provisions of any Environmental Laws, or (iii) result in or give rise to any material environmental deterioration or degradation of such Individual Leased Premises.

“Person” shall mean an individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, non-incorporated organization or government or any agency or political subdivision thereof.

“Prime Rate” shall mean the prime rate of interest published in the Wall Street Journal or its successor, from time to time.

“REA” shall mean a reciprocal easement agreement or any other easement, agreement or document of record now or hereafter affecting the Leased Premises or hereafter entered into with Tenant’s approval.

“Release” shall mean the release under applicable Environmental Laws or the threatened release of any Hazardous Materials into or upon any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouting, escaping, emptying, placement and the like.

“Renewal Term” shall mean an additional Lease term of five (5) years.

“Rent” shall mean Basic Rent and Additional Rent.

“Replaced Equipment” shall mean Equipment that has been replaced by Tenant with Replacement Equipment.

“Replacement Equipment” shall mean operational equipment or other parts used by Tenant to replace any of the Equipment.

“Requisition” shall mean any temporary condemnation or confiscation of the use or occupancy of each Individual Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

“Restoration” shall mean, following a casualty or Condemnation, the restoration of each Individual Leased Premises to as nearly as possible its value, condition and character immediately prior to such casualty or Condemnation, in accordance with the provisions of this Lease, including but not limited to the provisions of Paragraphs 11(a), 12, 13, 14 and 15.  Notwithstanding the foregoing, such Restoration may depart from the exact condition of each Individual Leased Premises immediately prior to the casualty or Condemnation, provided that (i) neither the fair market value nor the useful life of each Individual Leased Premises shall not be lessened after the completion of the Restoration, (ii) the use of each Individual Leased Premises shall not be changed as a result of any such Restoration, (iii) all such Restoration shall be performed in a good and workmanlike manner, and shall be expeditiously completed in compliance with all Legal Requirements, (iv) Tenant shall (subject to the provisions of Paragraph 18 hereof) discharge all Liens filed against any of each Individual Leased Premises arising out of the same, and (v) no such Alteration shall create any debt or other encumbrance(s) on the Leased Premises.

“Restoration Award” shall mean that portion of the Net Award equal to the cost of Restoration.

“Restoration Fund” shall mean, collectively, the Net Proceeds, Restoration Award and Tenant Insurance Payment.

“Sales and Profit Threshold” shall mean (a) gross sales by Tenant of $1,000,000,000 or more and (b) EBITDA of at least $100,000,000, in each case as determined by Landlord in its sole but reasonable discretion.

“SEC” shall mean the Securities and Exchange Commission.

“Second Deposit Reduction Condition” shall mean the satisfaction by Tenant of the following: (i) the First Deposit Reduction Condition and (ii) the Sales and Profit Threshold.

“Security Deposit” shall mean that certain security deposit in the amount of $4,414,174 to be reduced by Landlord to $2,207,087 upon Tenant achieving the First Deposit Reduction Condition and to be further reduced to $551,772 by Landlord upon Tenant achieving the Second Deposit Reduction Condition as determined by Landlord in its sole but reasonable discretion.

“Standard & Poor’s” shall mean Standard & Poor’s Financial Services LLC.

“State” shall mean the State or Commonwealth in which the Leased Premises are located.

“Subordination, Non-Disturbance and Attornment Agreement” shall mean an agreement in recordable form in substantially the form of Exhibit C attached hereto.

“Taking” shall mean any taking of each Individual Leased Premises in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceedings or by any other means, or any de facto condemnation.

“Tangible Net Worth” shall mean (x) if Tenant is publicly traded, Tenant’s total market value of the publicly traded shareholders’ equity and (y) if Tenant is privately held, Tenant’s total shareholders’ equity less goodwill of, as determined in accordance with GAAP.

“Tangible Net Worth Threshold” shall mean shall mean $300,000,000.00.

“Tax” or “Taxes” shall mean any and all present and future taxes, including income (gross or net), gross or net receipts, sales, use, value added, franchise, doing business, transfer, capital, property (tangible or intangible), municipal assessments, excise and stamp taxes, levies, imposts, duties, charges, assessments or withholding, together with any penalties, fines, additions or interest thereon or additions thereto (but only if the result of Tenant’s receipt of notice in advance of the assessment of any penalties, fines, additions or interest thereon and the failure to timely pay same thereafter) (any of the forgoing being referred to herein individually as a “Tax”), imposed by any Governmental Authority.  Notwithstanding the foregoing, “Tax” or “Taxes” shall not include federal, state, excess profits or other taxes, if any, of Landlord (or Landlord’s shareholders, members or equity holders), determined on the basis of or measured by its/their gross or net income, or Landlord, or its members, shareholders or other equity owners (in whatever jurisdiction to which they may be subject) with respect to its/their franchise/margin or taxes with respect to doing business in such jurisdictions.  Taxes shall include the costs of any contest or appeal pursued which reduces the Taxes (or attempts to do so) including reasonable attorneys’ fees and costs incident thereto.  Without limiting the foregoing, if at any time during the term of this Lease the methods of taxation prevailing at the execution hereof shall be changed or altered so that in lieu of or as a supplement or addition to or a substitute for the whole or any part of the real estate taxes or assessments now or from time to time thereafter levied, assessed or imposed by applicable taxing authorities for the funding of governmental services, there shall be imposed (i) a tax, assessment, levy, imposition or charge, wholly or partially as a capital levy or otherwise, on the gross rents received or otherwise attributable to the Leased Premises, or (ii) a tax, assessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Leased Premises or this Lease, and imposed on the Landlord under this Lease or any portion thereof, or (iii) a license fee or other fee or tax measured by the gross rent payable under this Lease, or (iv) any other tax, assessment, levy, charge, fee or the like payable with respect to the Leased Premises, the rents, issues and profits thereof (except as excluded above), then all such taxes, assessments, levies, impositions and/or charges, or the part thereof so measured or based, shall be deemed to be Taxes.

“Tax Indemnitee” shall mean Landlord, Lender, any Holder, any servicer of a Loan, any trustee under a Mortgage which is a deed of trust, each of their successors or assignees or other transferees and each of their Affiliates and their respective officers, directors, employees, shareholders, members or other equity owners.

“Tenant” shall mean CVSL Inc., a Florida corporation.

“Tenant’s Insurance Payment” shall mean, in the event of a damage or destruction, the amount of the proceeds that would have been payable under the third-party insurance required to be maintained pursuant to Paragraph 14(a)(i),(iv),(v) or (vi), plus the amount of any applicable deductible, had such insurance program been in effect.

“Tenant’s Termination Notice” shall mean a written notice from Tenant to Landlord after a Condemnation or casualty of Tenant’s intention to terminate this Lease on the Termination Date.

“Term” shall mean the Initial Term, together with any Renewal Term.

“Trade Fixtures” shall mean all fixtures, equipment and other items of personal property (whether or not attached to the Improvements) which are not Building Systems and are owned by Tenant and used in the operation of the business conducted on the Leased Premises.

“Trustee” shall mean the Lender, or if there is no Lender, then a federally insured bank or other financial institution, selected by Landlord and Tenant.

“UCC” shall mean the Uniform Commercial Code enacted in the State.